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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Kinder Morgan, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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500 Dallas, Suite 1000
Houston, Texas 77002
April 3, 2006
To our stockholders:
     You are cordially invited to attend the annual meeting of our stockholders to be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas on Tuesday, May 9, 2006 at 10:00 a.m. local time. The meeting has been called by our Board of Directors.
     The accompanying proxy statement describes the matters to be presented for approval at the annual meeting. In summary, the agenda of the meeting will include: the election of the nominated directors; the amendment and restatement of our Amended and Restated 1999 Stock Plan; the approval of our Foreign Subsidiary Employees Stock Purchase Plan; the amendment of our Employees Stock Purchase Plan; and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006. There will also be a report from management on our performance during 2005 and an opportunity to ask questions about the company.
     Representation of your shares at the meeting is very important. We urge each stockholder, whether or not you plan to attend the meeting, to vote promptly by proxy. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.
     Thank you for your continued support. We look forward to seeing you on May 9.
Sincerely,
Richard D. Kinder
Chairman and Chief Executive Officer

500 Dallas, Suite 1000
Houston, Texas 77002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2006

To our stockholders:
     We, the Board of Directors of Kinder Morgan, Inc., give notice that the annual meeting of our stockholders will be held at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on Tuesday, May 9, 2006, beginning at 10:00 a.m. local time. At the meeting, the holders of our common stock will act on the following matters:
(1)	the election of four Class I directors;

(2)	the amendment and restatement of our Amended and Restated 1999 Stock Plan;

(3)	the approval of our Foreign Subsidiary Employees Stock Purchase Plan;

(4)	the amendment of our Employees Stock Purchase Plan;

(5)	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006; and

(6)	any and all other business that may properly come before the annual meeting or any postponement or adjournment thereof.
     We have set the close of business on March 10, 2006 as the record date for determining stockholders entitled to receive notice of and to vote at the annual meeting. A list of all stockholders entitled to vote is on file at our principal offices at 500 Dallas, Suite 1000, Houston, Texas 77002, and will be available for inspection for any purpose germane to the annual meeting by any stockholder during the meeting.
     If you cannot attend the meeting, you may vote over the telephone or the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already voted by proxy.

IF YOU PLAN TO ATTEND:
     Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
By order of the Board of Directors,
Richard D. Kinder
Chairman and Chief Executive Officer
April 3, 2006
Houston, Texas

500 Dallas, Suite 1000
Houston, Texas 77002
-i-

-ii-

500 Dallas, Suite 1000
Houston, Texas 77002

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS ON MAY 9, 2006

     This proxy statement contains information related to the annual meeting of our stockholders to be held on Tuesday, May 9, 2006, beginning at 10:00 a.m. local time, at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, and to any postponements or adjournments thereof.
ABOUT THE MEETING
Who sent me this proxy statement?
     Our Board of Directors sent you this proxy statement and proxy card. This proxy statement is provided in connection with the solicitation of proxies by our Board of Directors for our annual meeting. The 2005 Annual Report, this proxy statement and accompanying proxy card were first released to stockholders on April 3, 2006. The 2005 Annual Report does not constitute proxy soliciting material.
What does it mean if I receive more than one proxy card?
     It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.
What am I being asked to vote on and what does our Board of Directors recommend?
     You are being asked to vote on, and our Board of Directors recommends a vote for
•	the election of the nominated directors;

•	the amendment and restatement of our Amended and Restated 1999 Stock Plan;

•	the approval of our Foreign Subsidiary Employees Stock Purchase Plan;

•	the amendment of our Employees Stock Purchase Plan; and

•	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006.
     Please read this proxy statement carefully, because it contains information that should be useful to you in determining how to vote.
What is the record date for the annual meeting?
     March 10, 2006 at 5:00 p.m. Eastern Time is the record date for determining those stockholders who are entitled to vote at the annual meeting and at any adjournment or postponement of the meeting.

Who is entitled to vote at the annual meeting?
     All stockholders who owned our common stock of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held at the close of business on that date at the meeting or any postponements or adjournments of the meeting.
How many votes do I have?
     You owned our common stock as of the close of business on the record date and are authorized to vote those shares at the annual meeting, even if you subsequently sell them. You have one vote for each share of our common stock that you owned at the close of business on the record date.
What are the voting rights of stockholders?
     Each outstanding share of our common stock will be entitled to one vote on each matter to be considered. There is no cumulative voting.
How many shares must be present to conduct the annual meeting?
     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of the record date, 133,595,351 shares of our common stock were issued and outstanding. This number excludes 15,055,151 shares held in treasury.
     Your common stock will be counted as present at the meeting if you:
•	are present at the meeting; or

•	have properly submitted a proxy card or voted over the telephone or the Internet.
     Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered present at the meeting.
How do I vote?
     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder, that is, if your shares are registered in your own name and you hold your stock in certificate form rather than in street name, and you attend the meeting, you may deliver your completed proxy card in person. Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card or vote over the telephone or the Internet in advance of the meeting.
     If your shares are held in street name, that is, through a broker or other nominee of record, and you wish to vote at the meeting, you will need to obtain a voter instruction card from the institution that holds your shares.
     If you sign and return the accompanying proxy card and no direction is given for any item on the proxy card, it will be voted for the election of the nominated slate of directors; for the amendment and restatement of our Amended and Restated 1999 Stock Plan; for approval of our Foreign Subsidiary Employees Stock Purchase Plan; for the amendment of our Employees Stock Purchase Plan; and for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006.
If my shares are held in a brokerage account, will my broker vote my shares for me?
     Maybe not. Your broker may not feel he has discretion to vote your shares for you unless you provide instructions on how to vote. Therefore, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Can I vote by telephone or electronically?
     If you are a registered stockholder, you may vote by telephone or over the Internet by following the instructions included with your proxy card.
     If your shares are held in street name, please review the voter instruction card you receive from your broker or nominee, or contact your broker or nominee directly to determine whether you will be able to vote by telephone or over the Internet.
     If you are a registered stockholder, the deadline for voting by telephone or over the Internet is 11:59 p.m. Eastern time on May 8, 2006.
Can I change my vote after I return my proxy card?
     Yes. You may change your vote at any time before your proxy is voted at your special meeting. If you are a registered stockholder, you may do this in a number of ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to our corporate secretary at 500 Dallas Street, Suite 1000, Houston, Texas 77002. Third, you may cast a new vote by telephone or Internet, so long as you do so by the deadline of 11:59 p.m. Eastern time on May 8, 2006. Finally, you may attend the annual meeting and vote in person. Simply attending the annual meeting, without voting in person, will not revoke your proxy.
     If you are a street name stockholder and you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the annual meeting.
What vote is required to approve each item?
     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
     If you hold your shares in street name, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares voted for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
Could other matters be decided at the annual meeting?
     If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card. For further information, please see “Other Matters” in this proxy statement.
Do I have any dissenters’ rights?
     No. Under the laws of the State of Kansas, dissenters’ rights are not available to our stockholders with respect to the matters to be voted on at the annual meeting.
Who can attend the annual meeting?
     All stockholders as of the close of business on the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. local time, and seating will begin at 9:30 a.m. local time. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     In addition to the business of voting on matters presented at the annual meeting and tabulating and reporting the results, our management will report on our performance during fiscal 2005 and respond to appropriate questions from stockholders.
     Please note that if you hold your shares in street name, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on the record date and check in at the registration desk at the meeting.
Where can I find the voting results of the meeting?
     The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.
Who will pay the expenses incurred in connection with the solicitation of my vote?
     We will pay the cost of preparing these proxy materials and soliciting your vote. We will also pay all annual meeting expenses. In additional to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, fax, in person or otherwise. These individuals will not receive any additional compensation for assisting in the solicitation. We may also request that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of our shares. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. Georgeson Shareholder, Computershare Investor Services and ADP Investor Communication Services will perform the broker nominee search and distribute proxy materials to banks, brokers, nominees and intermediaries. We will pay to third parties approximately $18,000 plus out-of-pocket expenses for these services.
     If you vote by telephone or the Internet, any telephone or Internet access charges will be borne by you.
How are proxy materials distributed?
     In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
     If you share an address with another stockholder and receive only one set of proxy materials and would like to request a separate copy of these materials, please send your request to Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention: Investor Relations, visit our website at www.kindermorgan.com, or call us at (713) 369-9490.
     Householding does not in any way affect the mailing of dividend checks to stockholders.
Can I elect to receive materials for future annual meetings electronically?
     Stockholders may elect to view future proxy statements and Annual Reports over the Internet instead of receiving paper copies in the mail. Opting to receive proxy materials electronically will save the cost of printing and mailing these documents to you.
     In order to receive these materials electronically, you must follow the applicable procedure below:
•	If you are a registered stockholder, you can choose to receive our proxy statements and Annual Reports electronically by following the instructions that will be included with a dividend confirmation, statement and/or check stub later this year.

•	If your shares are held in street name, please review the information provided in the materials mailed to you by your bank, broker or other holder of record to determine whether materials can be sent to you electronically or if electronic voting is available to you.
If you make this election, you will receive an e-mail message shortly after future proxy statements are released containing the Internet address or link to access our proxy statement and Annual Report. The e-mail also will include instructions for voting on the Internet.

How can I find more information about Kinder Morgan?
     There are several ways. We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. The SEC maintains an Internet web site that contains these reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at http://www.sec.gov. You can find information we filed with the SEC by reference to our corporate name or to our SEC file number, 1-06446. You may also read and copy any document we file at the SEC’s public reference room located at:
100 F Street, N.E., Room 1580
Washington, D.C. 20549
     Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges.
     Because our common stock is listed on the New York Stock Exchange, our reports, proxy statements and other information can be reviewed and copied at the office of that exchange at 20 Broad Street, New York, New York 10005.
     You may also request a copy of our filings by contacting our Secretary, c/o Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002 or see copies of our filings by visiting our website at www.kindermorgan.com.

COMMON STOCK OWNERSHIP
Who are the largest owners of our common stock?
     Except as set forth below, we know of no single person or group that was the beneficial owner of more than 5% of our common stock as of March 1, 2006. The percentage listed in the column entitled “Percentage of Class” is calculated based on 133,630,376 shares of our common stock outstanding on March 1, 2006. This number excludes 15,015,151 shares held in treasury.

	Shares
	Beneficially		Percentage
Beneficial Owner	Owned		Of Class
Richard D. Kinder	24,000,000	(1)	17.96%

(1)	Includes (i) 5,173 shares held by Mr. Kinder’s wife and (ii) 250 shares held by Mr. Kinder in a custodial account for his nephew. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these shares. The address for Mr. Kinder is 500 Dallas, Suite 1000, Houston, Texas 77002.
How much common stock do our directors and executive officers own?
     The following table shows the amount of our common stock beneficially owned by our directors, our executive officers named in the Summary Compensation Table, and our current directors and executive officers as a group. The address of each beneficial owner is c/o Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002. Except as otherwise indicated, all information is as of March 1, 2006.

	Shares	Percentage
Beneficial Owner	Beneficially Owned	Of Class
Richard D. Kinder (1)	24,000,000	17.96%
Edward H. Austin (2)	279,755	*
Charles W. Battey (3)	63,820	*
Stewart A. Bliss (4)	52,525	*
Ted A. Gardner (5)	263,350	*
William J. Hybl (6)	69,304	*
Michael C. Morgan (7)	242,454	*
Edward Randall, III (8)	197,650	*
Fayez Sarofim (9)	2,302,974	1.72%
James M. Stanford (10)	1,688	*
H. A. True, III (11)	40,350	*
Douglas W.G. Whitehead (12)	4,861	*
Steven J. Kean (13)	113,642	*
Joseph Listengart (14)	140,247	*
Scott E. Parker (15)	45,328	*
C. Park Shaper (16)	351,949	*
All current directors and executive officers as a group (22 persons) (17)	28,376,929	21.13%

*	Less than 1%

(1)	Includes (i) 5,173 shares held by Mr. Kinder’s wife and (ii) 250 shares held by Mr. Kinder in a custodial account for his nephew. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these shares.

(2)	Mr. Austin may be deemed to be the beneficial owner of 279,755 shares of our common stock. Of these shares, Mr. Austin has sole voting and investment power with respect to 93,257 shares which are owned directly of record and beneficially by him and he may be deemed to have shared voting and investment power as to 144,898 shares of our common stock. Of the shares which are not subject to sole voting and investment power, 115,873 shares are held in a family limited partnership of which Mr. Austin is a general and limited partner and 29,025 shares are held in investment advisory accounts managed and/or monitored by Mr. Austin. Includes (i) options to purchase 40,000 shares currently exercisable or exercisable within 60 days of March 1, 2006 and (ii) 1,600 restricted shares.

(3)	Includes (i) options to purchase 46,500 shares currently exercisable or exercisable within 60 days of March 1, 2006 and (ii) 1,600 restricted shares.

(4)	Includes (i) options to purchase 44,500 shares currently exercisable or exercisable within 60 days of March 1, 2006 and (ii) 1,600 restricted shares.

(5)	Includes (i) options to purchase 40,000 shares currently exercisable or exercisable within 60 days of March 1, 2006 and (ii) 1,600 restricted shares.

(6)	Includes (i) options to purchase 52,500 shares currently exercisable or exercisable within 60 days of March 1, 2006, (ii) 1,600 restricted shares and (iii) 600 shares owned by Mr. Hybl’s spouse.

(7)	Includes (i) options to purchase 5,000 shares currently exercisable or exercisable within 60 days of March 1, 2006 and (ii) 24,933 restricted shares.

(8)	Mr. Randall may be deemed to be the beneficial owner of 197,650 shares of our common stock. Of these shares, Mr. Randall has sole voting and investment power with respect to 111,750 shares which are owned directly of record and beneficially by him and 27,300 shares are held in trusts of which Mr. Randall is trustee and to which he shares voting and investment power but has no beneficial interest. Includes (i) options to purchase 57,000 shares currently exercisable or exercisable within 60 days of March 1, 2006 and (ii) 1,600 restricted shares.

(9)	Mr. Sarofim may be deemed to be the beneficial owner of 2,302,974 shares of our common stock. Of these shares, Mr. Sarofim has sole voting and investment power with respect to 1,548,350 shares, which are owned of record and beneficially by him, and may be deemed to have shared voting power as to 356,565 shares of our common stock and shared disposition power as to 753,024 shares of our common stock. Of the securities which are not subject to sole voting and investment power, 561,822 shares are held in investment advisory accounts managed by Fayez Sarofim & Co. for numerous clients, 160,251 shares are held by Sarofim International Management Company for its own account, 4,900 shares are held in investment advisory accounts managed by Sarofim International Management Company, and 7,500 shares are held in investment advisory accounts managed by Sarofim Trust Co. Fayez Sarofim & Co. is an Investment Adviser registered under the Investment Advisers Act of 1940, of which Mr. Sarofim is Chairman of the Board, President, and, through a holding company, majority stockholder. Sarofim International Management Company and Sarofim Trust Co. are wholly-owned subsidiaries of Fayez Sarofim & Co. Additionally, 18,551 shares are held in trusts of which Mr. Sarofim is trustee, as to which he shares voting and investment power but has no beneficial interest. Includes 1,600 restricted shares.

(10)	Includes 1,600 restricted shares.

(11)	Includes (i) 1,600 restricted shares and (ii) 225 shares held by Mr. True in a nominee account.

(12)	Includes 1,600 restricted shares.

(13)	Includes (i) options to purchase 25,000 shares currently exercisable or exercisable within 60 days of March 1, 2006 and (ii) 78,000 restricted shares.

(14)	Includes (i) options to purchase 56,300 shares currently exercisable or exercisable within 60 days of March 1, 2006 and (ii) 70,000 restricted shares.

(15)	Includes 44,000 restricted shares.

(16)	Includes (i) options to purchase 220,000 shares currently exercisable or exercisable within 60 days of March 1, 2006 and (ii) 110,000 restricted shares.

(17)	Includes (i) options to purchase 656,050 shares exercisable within 60 days of March 1, 2006 and (ii) 430,433 restricted shares.
     Unless otherwise indicated, the directors and named executive officers have sole voting and investment power over the shares listed above, other than shared rights between the directors or named executive officers and their respective spouses.
     The percentage listed in the column entitled “Percentage of Class” is calculated based on 133,630,376 shares of our common stock outstanding on March 1, 2006 (which excludes 15,015,151 shares held in treasury) and the respective options beneficially held by each director and/or officer, as appropriate.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2005, except that due to inadvertence, a Form 4 for James Street and the Form 3 for Ian Anderson, were each filed one day late.

EXECUTIVE COMPENSATION
Summary Compensation Table
     Certain of our executive officers, including all of the named executive officers below, also serve in the same capacities as executive officers of Kinder Morgan G.P., Inc., the general partner of Kinder Morgan Energy Partners, L.P., and Kinder Morgan Management, LLC. Kinder Morgan Management, LLC is the delegate of Kinder Morgan G.P., Inc. All information in this proxy statement with respect to compensation of executive officers describes the total compensation received by those persons in all capacities for us, Kinder Morgan G.P., Inc., Kinder Morgan Management, LLC, and their respective affiliates.

				Long-Term
				Compensation Awards
	Annual Compensation			Restricted		KMI Shares
				Stock		Underlying		All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)		Options		Compensation(6)
Richard D. Kinder	2005	$1	$—	$—		—		$—
Director, Chairman and CEO	2004	1	—	—		—		—
	2003	1	—	—		—		—

C. Park Shaper	2005	200,000	1,050,000	—		—		10,027
President	2004	200,000	975,000	—		—		8,378
	2003	200,000	875,000	5,918,000	(3)	—		8,378

Steven J. Kean	2005	200,000	750,000	6,263,600	(4)	—		10,069
Executive Vice President and	2004	200,000	500,000	486,320	(4)	—		8,420
Chief Operating Officer	2003	200,000	400,000	—		10,000	(5)	14,420

Joseph Listengart	2005	200,000	975,000	—		—		9,224
Vice President,	2004	200,000	875,000	—		—		8,378
General Counsel and Secretary	2003	200,000	825,000	3,766,000	(3)	—		8,378

Scott E. Parker	2005	200,000	650,000	3,221,280	(4)	—		9,266
Vice President (President,	2004	200,000	440,000	486,320	(4)	—		8,420
Natural Gas Pipelines)	2003	199,038	375,000	—		10,000	(5)	48,378

(1)	Amounts earned in year shown but paid the following year.

(2)	As of December 31, 2005, Mr. Shaper held 112,500 shares of restricted KMI stock having a value of $10,344,375; Mr. Kean held 83,000 shares of restricted KMI stock having a value of $7,631,850; Mr. Listengart held 72,500 shares of restricted KMI stock having a value of $6,666,375; and Mr. Parker held 44,625 shares of restricted KMI stock having a value of $4,103,269. Restricted stock earns dividends at the same rate as the dividends paid to stockholders; otherwise, restricted stock awards have no value to the recipient until the restrictions are released.

(3)	Represent shares of restricted stock awarded in 2003. The awards were issued under a stockholder approved plan. For the 2003 awards, value is computed as the number of shares awarded times the closing price on the date of grant ($53.80 at July 16, 2003). Twenty-five percent of the shares in each grant vest on the third anniversary after the date of grant and the remaining seventy-five percent of the shares in each grant vest on the fifth anniversary after the date of grant. To vest, we and/or Kinder Morgan Energy Partners, L.P. must also achieve one of the following performance hurdles during the vesting period: (i) we must earn $3.70 per share in any fiscal year; (ii) Kinder Morgan Energy Partners, L.P. must distribute $2.72 over four consecutive quarters; (iii) we or Kinder Morgan Energy Partners, L.P. must fund at least one year’s annual incentive program; or (iv) our stock price must average over $60.00 per share during any consecutive 30-day period. All of these hurdles have already been met. The 2003 awards were long-term equity compensation for some of our current senior management for services through July 2008. The holders of the restricted stock awards are eligible to vote and to receive dividends declared on such shares.

(4)	Represent shares of restricted stock awarded in 2005 and 2004. The awards were issued under a stockholder approved plan. For the 2005 awards, value computed as the number of shares awarded times the closing price on date of grant ($89.48 at July 20, 2005). Twenty-five percent of the shares in each grant vest on the third anniversary after the date of the grant and the remaining seventy-five percent of the shares in each grant vest on the fifth anniversary after the date of the grant. To vest, we and/or Kinder Morgan Energy Partners, L.P. must also achieve one of the following performance hurdles during the vesting period: (i) we must earn at least $4.22 per share in any fiscal year; (ii) Kinder Morgan Energy Partners, L.P. must distribute at least $3.13 over four consecutive quarters; (iii) we and Kinder Morgan Energy Partners, L.P. must fund at least one year’s annual incentive program; or (iv) our stock price must average over $90.00 per share during any consecutive 30-day period. All of these hurdles have been met. For the 2004 awards, value computed as the number of shares awarded times the closing price on date of grant ($60.79 at July 20, 2004). Fifty percent of the shares in each grant vest on the third anniversary after the date of grant and the remaining fifty percent of the shares in each grant vest on the fifth anniversary after the date of the grant. The 2005 and 2004 awards were long-term equity compensation for our some of our current senior management for services through July 2010. The holders of the restricted stock awards are eligible to vote and to receive dividends declared on such shares.

(5)	Messrs. Kean and Parker were each granted 10,000 options to purchase our shares on July 26, 2003 by the Compensation Committee of our Board of Directors under our 1999 Stock Plan as part of the regular stock option grant under the program. The options have an exercise price of $53.80 per share and vest at the rate of one hundred percent on the third anniversary after the date of grant. The Compensation Committee stopped granting options in 2003.

(6)	Amounts represent value of contributions to the Kinder Morgan Savings Plan (a 401(k) plan), value of group-term life insurance exceeding $50,000 and taxable parking subsidy. For Messrs. Kean and Parker, in 2003, each received a $6,000 lump sum amount in lieu of a promised salary increase. Mr. Parker also received $34,000 in 2003 for relocation assistance.
Compensation Plans for our Named Executive Officers
     As we are required to report compensation that our named executive officers receive from our subsidiaries, we are including the following descriptions of KMGP Services Company, Inc.’s and Kinder Morgan G.P., Inc.’s compensation plans, through which certain of our named executive officers receive compensation that is included in the Summary Compensation Table above. Mr. Kinder does not receive any compensation from KMGP Services Company, Inc., Kinder Morgan G.P., Inc. or any of our other subsidiaries or affiliates.
     Kinder Morgan Savings Plan
     The Kinder Morgan Savings Plan is a defined contribution 401(k) plan. The plan permits all full-time employees of us and our direct and indirect subsidiaries, including KMGP Services Company, Inc., to contribute between 1% and 50% of base compensation, on a pre-tax basis, into participant accounts. In addition to a mandatory contribution equal to 4% of base compensation per year for most plan participants, we may make discretionary contributions in years when specific performance objectives are met. Kinder Morgan Energy Partners, L.P. reimburses us for its portion of all contributions we make to the plan. Certain employees’ contributions are based on collective bargaining agreements. The mandatory contributions are made each pay period on behalf of each eligible employee. Any discretionary contributions are made during the first quarter following the performance year. All employer contributions, including discretionary contributions, are in the form of our common stock which is immediately convertible into other available investment vehicles at the employee’s discretion.
     For employees hired on or prior to December 31, 2004, all contributions, together with earnings thereon, are immediately vested and are not subject to forfeiture. Employer contributions for employees hired on or after January 1, 2005 will vest on the second anniversary of the date of hire. Participants may direct the investment of their contributions into a variety of investments. Plan assets are held and distributed pursuant to a trust agreement. Because levels of future compensation, participant contributions and investment yields cannot be reliably predicted over the span of time contemplated by a plan of this nature, it is impractical to estimate the annual benefits payable at retirement to the individuals named in the Summary Compensation Table above.
     At its July 2005 meeting, the Compensation Committee of our Board of Directors approved a special contribution of an additional 1% of base pay into the Savings Plan for each eligible employee. Each eligible employee will receive an additional 1% company contribution based on eligible base pay each pay period beginning with the first pay period of August 2005 and continuing through the last pay period of July 2006. The additional 1% contribution will be in the form of our common stock (the same as the current 4% contribution). The 1% contribution will be in addition to, and does not change or otherwise impact, the annual 4% contribution that eligible employees currently receive. It may be converted to any other Savings Plan investment fund at any time and it will vest on the second anniversary of an employee’s date of hire. Since this additional 1% company contribution is discretionary, Compensation Committee approval will be required annually for each contribution. During the first quarter of 2006, excluding the 1% additional contribution described above, we did not make any additional discretionary contributions to individual accounts for 2005.
     It is expected that some time in 2006, an option to make after-tax “Roth” contributions (Roth 401(k) option) to a separate participant account will be added to the plan as an additional benefit to all participants. Unlike traditional 401(k) plans, where participant contributions are made with pre-tax dollars, earnings grow tax-deferred, and the withdrawals are treated as taxable income, Roth 401(k) contributions are made with after-tax dollars, earnings are tax-free, and the withdrawals are tax-free if they occur after both (i) the fifth year of participation in the Roth 401(k) option and (ii) attainment of age 59 1/2, death or disability. This five-year requirement also applies to distributions as a result of death or disability. Also, even though an employer matching contribution may be based entirely, or partly, on the Roth 401(k) contribution, the employer matching contribution will still be considered taxable income at the time of withdrawal.
     Cash Balance Retirement Plan
     Employees of us and our direct and indirect subsidiaries, including KMGP Services Company, Inc., are eligible to participate in a Cash Balance Retirement Plan. Certain employees continue to accrue benefits through a career-pay formula, “grandfathered” according to age and years of service on December 31, 2000, or collective bargaining arrangements. All other employees will accrue benefits through a personal retirement account in the Cash Balance Retirement Plan. Employees with prior service who were not grandfathered converted to the Cash Balance Retirement Plan on January 1, 2001, and were credited with the then-current fair value of any benefits they had previously accrued through the defined benefit plan. Under the plan, we credit each participating employee’s personal retirement account with 3% of eligible compensation every pay period. In addition, we may make discretionary credits to the accounts based on our and/or Kinder Morgan Energy Partners, L.P.’s performance. Kinder Morgan Energy Partners, L.P. reimburses us for its portion of all contributions we make to the plan. No discretionary credits were made for 2005 performance. Interest is credited to the personal retirement accounts at the 30-year U.S. Treasury bond rate in effect each year. Employees become fully vested in the plan after five years, and they may receive a lump sum distribution upon termination of employment or retirement.
     The following table sets forth the estimated annual benefits payable as of December 31, 2005, assuming current remuneration levels without any salary projection and participation until normal retirement at age 65, with respect to the named executive officers under the provisions of the Kinder Morgan Cash Balance Retirement Plan. These benefits are subject to federal and state income taxes, where applicable, but are not subject to deduction for Social Security or other offset amounts.

		Estimated			Estimated
	Current	Credited		Current	Annual
	Credited	Years		Compensation	Benefit
	Years	of Service	Age as of	Covered by	Payable Upon
Name	of Service	at Age 65	Jan. 1, 2006	Plans	Retirement (1)
Richard D. Kinder	5	8.8	61.2	$1	$—
C. Park Shaper	5	32.7	37.4	200,000	62,110
Steven J. Kean	4	24.5	44.5	200,000	33,269
Joseph Listengart	5	32.5	36.6	200,000	61,358
Scott E. Parker	7	27.1	45.0	200,000	41,381

(1)	The estimated annual benefits payable are based on the straight-life annuity form.

     Kinder Morgan, Inc. Amended and Restated 1999 Stock Plan
     Under our Kinder Morgan, Inc. Amended and Restated 1999 Stock Plan, our employees and employees of our direct and indirect subsidiaries, including employees of KMGP Services Company, Inc., are eligible to receive grants of restricted shares of our common stock and grants of non-qualified options to purchase shares of our common stock. The Compensation Committee of our Board of Directors administers this plan. The primary purpose for granting restricted stock and stock options under the plan to employees of us and our subsidiaries is to provide them with an incentive to increase the value of our common stock. A secondary purpose of the grants is to provide compensation to those employees for services rendered to our subsidiaries and us. During 2005, none of the persons named in the Summary Compensation Table above were granted options to purchase our common stock.
Aggregated Stock Option Exercises in 2005 and 2005 Year-End Stock Option Values

			Number of Shares		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at 2005 Year-End		at 2005 Year-End(1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
C. Park Shaper	—	$—	195,000	25,000	$10,057,875	$874,000
Steven J. Kean	62,500	1,712,569	12,500	35,000	660,375	1,478,875
Joseph Listengart	—	—	56,300	—	3,671,948	—
Scott E. Parker	3,750	206,614	—	10,000	—	381,500

(1)	Calculated on the basis of the fair market value of the underlying shares at year-end, minus the exercise price.
     As described elsewhere in this proxy statement, our Board of Directors approved the amendment and restatement of our Amended and Restated 1999 Stock Plan, and recommended it be submitted to our stockholders for approval. The amendment and restatement is to provide, among other items, for awards of restricted stock units. For a more complete discussion of the amended and restated plan, for which stockholder approval is being sought, please see, “Item 2, Proposal to amend and restate our Kinder Morgan, Inc. Amended and Restated 1999 Stock Plan.”
     Kinder Morgan Energy Partners, L.P. Common Unit Option Plan
     Pursuant to Kinder Morgan Energy Partners, L.P.’s Common Unit Option Plan, Kinder Morgan Energy Partners, L.P.’s and its affiliates’ key personnel are eligible to receive grants of options to acquire Kinder Morgan Energy Partners, L.P.’s common units. The total number of common units authorized under the plan is 500,000. None of the options granted under this plan may be “incentive stock options” under Section 422 of the Internal Revenue Code. If an option expires without being exercised, the number of common units covered by such option will be available for a future award. The exercise price for an option may not be less than the fair market value of a common unit on the date of grant. The compensation committee of Kinder Morgan Management, LLC’s Board of Directors administers the unit option plan, and the plan has a termination date of March 5, 2008.
     No individual employee may be granted options for more than 20,000 common units in any year. Kinder Morgan Management, LLC’s compensation committee will determine the duration and vesting of the options to employees at the time of grant. As of December 31, 2005, options to purchase 15,300 common units were outstanding and held by 10 former employees of Kinder Morgan G.P., Inc., who are now employees of ours or KMGP Services Company, Inc. Forty percent of such options vest on the first anniversary of the date of grant and 20% on each anniversary thereafter. The options expire seven years from the date of grant. As of December 31, 2005, all 15,300 options were fully vested.
     For the year ended December 31, 2005, no options to purchase common units were granted to or exercised by any of the individuals named in the Summary Compensation Table above. Furthermore, as of December 31, 2005, no person named in the Summary Compensation Table owned unexercised common unit options.

     2005 Annual Incentive Plan
     The 2005 Annual Incentive Plan of Kinder Morgan, Inc. was established in January 2005 and was approved at our stockholders meeting on May 10, 2005. The plan was established, in part, to enable the portion of an officer’s or other employee’s annual bonus based on objective performance criteria to qualify as “qualified performance–based compensation” under the Internal Revenue Code. “Qualified performance–based compensation” is deductible for tax purposes. The plan permits annual bonuses to be paid to our officers and other employees and employees of our subsidiaries based on their individual performance, our performance and the performance of our subsidiaries. The plan is administered by the Compensation Committee of our Board of Directors. Under the plan, at or before the start of each calendar year, the Compensation Committee establishes written performance objectives. The performance objectives are based on one or more criteria set forth in the plan. The Compensation Committee may specify a minimum acceptable level of achievement of each performance objective below which no bonus is payable with respect to that objective. The maximum payout to any individual under the plan in any year is $2,000,000, and the Compensation Committee has the discretion to reduce the bonus amount in any performance period. The cash bonuses set forth in the Summary Compensation Table above were paid under the plan. Awards were granted under the plan for calendar year 2005; awards granted for calendar years prior to 2005 were granted under the 2000 Annual Incentive Plan, which was replaced by the 2005 Plan.
Equity Compensation Plan Information
     The following table sets forth information regarding our equity compensation plans as of December 31, 2005. Specifically, the table provides information as of December 31, 2005 regarding our 1994 Long-Term Incentive Plan (under which no further awards are to be made since March 24, 2004, but under which there remain shares of our common stock to be issued upon the exercising of options to purchase our common stock previously awarded under the plan), our 1992 Stock Option Plan for Non-Employee Directors, as amended (under which no further awards are to be made since May 10, 2005, but under which there remain shares of our common stock to be issued upon the exercising of options to purchase our common stock previously awarded under the plan), our Employees Stock Purchase Plan, our Amended and Restated 1999 Stock Awards Plan and our Non-Employee Directors Stock Awards Plan.

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted average	future issuance under equity
	exercise of outstanding	exercise price of	compensation plans
	options, warrants	outstanding options,	(excluding securities
	and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,472,586	$45.21	3,582,722	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	3,472,586	$45.21	3,582,722	(1)

(1)	Includes 656,515 shares available for future issuance under our Employees Stock Purchase Plan, in which our executive officers do not participate.
Employment Agreement
     On October 7, 1999, Mr. Kinder entered into an employment agreement with us pursuant to which he agreed to serve as our Chairman and Chief Executive Officer. His employment agreement provides for a term of three years and one year extensions on each anniversary of October 7th. Mr. Kinder, at his initiative, accepted an annual salary of $1 to demonstrate his belief in our long term viability. Mr. Kinder continues to accept an annual salary of $1, and he receives no other compensation. Mr. Kinder’s employment agreement is extended annually at the request of our Board of Directors. Our Board of Directors believes that Mr. Kinder’s employment agreement contains provisions that are beneficial to us and our stockholders. For example, with limited exceptions, Mr. Kinder is prevented from competing in any manner with us, while he is employed by us and for 12 months following the termination of his employment with us. The agreement contains provisions that address termination with and without cause, termination as a result of change in duties or disability, and death. At his current compensation level, the maximum amount that would be paid to Mr. Kinder or his estate in the event of his termination is three times $750,000. This payment would be made if Mr. Kinder were terminated by us without cause or if Mr. Kinder terminated his employment with us as a result of change in duties (as defined in the employment agreement).

BOARD OF DIRECTORS
How are our directors compensated?
     Directors who are not also our employees participate in our Non-Employee Directors Stock Awards Plan, which was established in January 2005 and approved by our stockholders at our annual meeting of stockholders on May 10, 2005. The plan is administered by the Compensation Committee of our Board of Directors. The primary purpose of this plan is to promote our interests and the interests of our stockholders by aligning the compensation of the non-employee members of our Board of Directors with stockholders’ interests.
     It is currently contemplated that our directors will, on an annual basis, be awarded restricted stock for their services and any annual award shall be evidenced by an agreement between us and each non-employee director, which agreement will contain the terms and conditions of each award. Pursuant to this agreement, all shares of our stock issued under this plan are subject to forfeiture restrictions. Until the forfeiture restrictions lapse, stock issued under the plan may not be sold, assigned, transferred, exchanged, or pledged by a non-employee director. In the event the director’s service as a director of us is terminated prior to the lapse of the forfeiture restriction either for cause, or voluntary resignation, each director shall, for no consideration, forfeit to us all stock to the extent then subject to the forfeiture restrictions. Stock with respect to which forfeiture restrictions have lapsed shall cease to be subject to any forfeiture restrictions, and we will provide each director a certificate representing the stock as to which the forfeiture restrictions have lapsed. In addition, each non-employee director shall have the right to receive dividends with respect to the stock awarded to him under the plan, to vote such stock and to enjoy all other stockholder rights, including during the period prior to the lapse of the forfeiture restrictions.
     At our Board of Directors’ compensation committee meeting in January 2006, it was determined that each of our non-employee directors will receive 1,600 restricted shares of our common stock, the restrictions on which will lapse on July 17, 2006, the sixth-month anniversary of such meeting.
     Further, at our Board of Directors’ compensation committee meeting in January 2006, it was determined that the directors would not, generally, receive a cash retainer for their services to the Board for 2006; however, it was approved that each member of the Audit Committee would receive $5,000 for 2006, the Chairman of the Audit Committee would receive an additional $10,000 for 2006, the Chairman of the Compensation Committee would receive $10,000 for 2006, and the Lead Director would receive $20,000 for 2006. All of the foregoing would be paid in quarterly installments.
     All directors are reimbursed for reasonable travel and other expenses incurred in attending all board and/or committee meetings.
     Our Board of Directors has established a policy pursuant to which each of our directors must own at least 10,000 shares of our common stock. The directors will have six years from the date our Board established the policy, or, if later, the date they were elected to the Board to accumulate the 10,000 share position.
Independence of Directors
     Our Board of Directors has adopted governance guidelines for the Board and charters for the Audit Committee, Nominating and Governance Committee and Compensation Committee. The governance guidelines and the rules of the New York Stock Exchange require that a majority of our directors be independent, as described in those guidelines and rules, which means generally that they cannot have a material relationship with us. To assist in making determinations of independence, the Board has determined that the following categories of relationships are not material relationships that would cause the affected director not to be independent:
•	If the director was an employee, or had an immediate family member who was an executive officer of Kinder Morgan Management, LLC, Kinder Morgan Energy Partners, L.P. or us or any of their or our affiliates, but the employment relationship ended more than three years prior to the date of determination (or, in the case of employment of a director as an interim chairman, interim chief executive officer or interim executive officer, such employment relationship ended by the date of determination);

•	If during any twelve month period within the three years prior to the determination the director received no more than, and has no immediate family member that received more than, $100,000 in direct compensation from us or our affiliates, other than (i) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (ii) compensation received by a director for former service as an interim chairman, interim chief executive officer or interim executive officer, and (iii) compensation received by an immediate family member for service as an employee (other than an executive officer);

•	If the director is a current employee, or has an immediate family member that is a current executive officer, of another company that has made payments to, or received payments from, us and our affiliates for property or services in an amount which, in each of the three fiscal years prior to the date of determination, was less than the greater of $1.0 million or 2% of such other company’s annual consolidated gross revenues. Contributions to tax-exempt organizations are not considered payments for purposes of this determination;

•	If the director is also a director, but is not an employee or executive officer, of Kinder Morgan G.P., Inc. or another affiliate of Kinder Morgan Management, LLC or us, so long as such director is otherwise independent; and

•	If the director beneficially owns less than 10% of each class of voting securities Kinder Morgan G.P., Inc., Kinder Morgan Management, LLC or us.
     The Board has affirmatively determined that Messrs. Austin, Battey, Bliss, Gardner, Hybl, Randall, Stanford, Sarofim, True and Whitehead, who constitute a majority of our directors, are independent as described in our governance guidelines and the New York Stock Exchange rules. Each of them meets the standards above. Further, each of them has no other relationship with us, except that Mr. Stanford is an outside director of Encana Corporation, which is a customer of ours and Kinder Morgan Energy Partners, L.P. The Board has determined that the amounts involved and this relationship are not material. In conjunction with regular quarterly Board meetings, our non-management directors also meet in executive session without members of management. Mr. Bliss was re-elected in the first quarter of 2006 for a one-year term to serve as lead director to develop the agendas for and moderate these executive sessions.
How often did our Board meet during fiscal 2005?
     Our Board of Directors met five times during fiscal 2005. Each director attended more than 75% of the total number of meetings of the Board of Directors and committees on which he served.
Committees of our Board of Directors
What committees has our Board established?
     Our Board of Directors has the following standing committees: the Compensation Committee, the Audit Committee and the Nominating and Governance Committee.

     The following Directors are members of the Compensation, Audit and/or Nominating and Governance Committees as indicated below.

Nominating And
	Compensation		Governance
Name	Committee	Audit Committee	Committee
Edward H. Austin		*	*
Charles W. Battey		*
Stewart A. Bliss		**
Ted A. Gardner	**
William J. Hybl	*		*
Edward Randall, III	*		**
James M. Stanford	*
Fayez Sarofim		*
H. A. True, III	*
Douglas W.G. Whitehead		*

*	Member

**	Chair
Compensation Committee
     Throughout fiscal 2005 our Board of Directors’ Compensation Committee was comprised of four directors, each of which our Board of Directors has determined meets the criteria for independence under our governance guidelines and the New York Stock Exchange rules. At our Board of Directors’ January 2006 meeting, James Stanford was elected to the Compensation Committee. Our Board of Directors has similarly determined that he meets the criteria for independence set forth above in this paragraph. The Compensation Committee has a written charter adopted by our Board of Directors. The Compensation Committee met two times during fiscal 2005.
     The Compensation Committee’s primary purposes are to:
•	review and recommend to our Board, or determine, as the case may be, the annual salary, bonus, restricted stock awards and other benefits, direct and indirect, to be received by our Chief Executive Officer and other elected members of senior management;

•	review new executive compensation programs;

•	assess and monitor our director compensation programs;

•	review on a periodic basis the operation of our director and executive compensation programs to determine whether they are properly coordinated and are achieving their intended purpose;

•	take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and institutional performance or are not competitive in the aggregate to programs of peer businesses;

•	produce an annual report on executive compensation for inclusion in our proxy statement or annual report on Form 10-K, if required by the applicable rules and regulations of the Securities and Exchange Commission; and

•	periodically review and assess our compensation and benefits plans of broad application.
Report of Compensation Committee
     The Compensation Committee of our Board of Directors has furnished the following report on our executive compensation for fiscal 2005.
     What is our philosophy of executive officer compensation?
     Executive compensation is principally comprised of a base salary, a possible annual cash bonus and long-term equity awards. It is our current philosophy to pay our executive officers a base salary, not to exceed $200,000 per year, which is below base salaries for comparable positions in the marketplace. The majority of an executive officer’s compensation is allocated to the “at risk” portions of the annual cash bonus, and the long-term equity compensation. It is our philosophy that compensation of our executive officers and other key employees should be directly and materially tied to corporate financial performance and aligned with the interests of our stockholders. To achieve this objective for 2006, executive compensation is weighted toward the cash bonus payable on the basis of achieving an earnings per share target by us and a cash distribution per common unit target by Kinder Morgan Energy Partners, L.P. Though in the past we used stock options and restricted stock as the principal components of long-term executive compensation, in 2003 we began using grants of restricted stock exclusively as the principal component of long-term executive compensation.
     With respect to executive benefits and perquisite programs, unlike many companies, we have no executive perquisites and, with respect to our United States-based executives, we have no supplemental executive retirement, non-qualified supplemental defined benefit/contribution, deferred compensation or split dollar life insurance programs. We have no executive company cars or executive car allowances nor do we offer or arrange financial planning services. Additionally, we do not own any corporate aircraft and we do not pay for executives to fly first class.
     Our executive compensation components are compared periodically with market information. The purpose of this comparison is to ensure that our total compensation package operates effectively, remains both reasonable and competitive with the energy industry, and is generally comparable to the compensation offered by companies of similar size and scope of our company.
     Our Amended and Restated 1999 Stock Plan allows for grants of restricted stock and non-qualified stock options. We believe the plan will permit us to keep pace with changing developments in compensation and benefit programs, making us competitive with those companies that offer incentives to attract and retain employees. We currently plan to issue only restricted stock to our executive officers, unless specific circumstances dictate otherwise. However, as stated elsewhere in this proxy statement, the restricted stock awards granted to our named executive officers (excluding Mr. Kinder, who accepts $1 in salary and no other compensation) and some of our other most senior executives in 2003 and 2004/2005 were long-term equity compensation for some of our current senior management for services through July 2008 and 2010, respectively.
     We are very sensitive to making large awards of restricted stock or stock options to our employees, because such large awards dilute the ownership of our stockholders. We seek to balance the dilutive effect of such stock awards to our outstanding shares with our need to attract and retain key employees. Our transition from using stock option awards to using restricted stock awards as our primary means of equity-based compensation reflects our commitment to such balance. In connection with the transition, we have decreased the potentially dilutive effect attributable to our outstanding stock awards and prospective stock awards that may be made under our current equity-based compensation plans (based on the number of shares we currently have authorized for issuance under such plans) relative to our total shares outstanding from approximately 11% in 2000 to approximately 5% in 2006.
     How is our Chairman and Chief Executive Officer compensated?
     At his request, Mr. Kinder, our Chairman and Chief Executive Officer, receives $1 of base salary per year. Additionally, Mr. Kinder has requested that he receive no annual bonus, stock grants or other compensation. Mr. Kinder does not have any deferred compensation, supplemental retirement or any other special benefit, compensation or perquisite arrangement. He wishes to be rewarded strictly on the basis of stock performance which impacts the value of his holdings of our common stock. Each year Mr. Kinder reimburses us for his portion of health care premiums.
     How are we addressing Internal Revenue Code limits on deductibility of compensation?

     Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation for our Chief Executive Officer and our additional four highest paid executive officers to $1,000,000 of cash compensation per year. If certain conditions are met, compensation may be excluded from consideration of the $1,000,000 limit. Cash bonuses of between $650,000 and $1,050,000 were paid to our named executive officers (excluding Mr. Kinder) for services provided by such executive officers in 2005. Since these bonuses were paid under our stockholder-approved 2005 Annual Incentive Plan as a result of reaching designated financial targets established at our Compensation Committee’s meeting in January 2005, we expect that all cash compensation paid to our executives will be deductible.
     This report is respectfully submitted by the Compensation Committee of the Board of Directors.
Compensation Committee
Ted A. Gardner, Chairman
William J. Hybl
Edward Randall, III
James M. Stanford
H. A. True, III
Compensation Committee Interlocks and Insider Participation
     None of the members of the Compensation Committee is or has been one of our officers or employees and none of our executive officers served during 2005 on a board of directors of another entity which has employed any of the members of the Compensation Committee.
Audit Committee
     Throughout fiscal 2005 our Board of Directors’ Audit Committee was comprised of four directors, each of which our Board of Directors has determined meets the criteria for independence under our governance guidelines and the charter of the Audit Committee, as well as under the rules of the New York Stock Exchange and the Securities and Exchange Commission. At our Board of Directors’ January 2006 meeting, Douglas Whitehead was elected to the Audit Committee. Our Board of Directors has similarly determined that he meets the criteria for independence set forth above in this paragraph. The Audit Committee has a written charter adopted by our Board of Directors. Mr. Battey has been determined by the Board to be an “audit committee financial expert.” The Audit Committee of our Board of Directors met eight times during fiscal 2005.
     The Audit Committee’s primary purposes are to:
•	monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures;

•	monitor our compliance with legal and regulatory requirements;

•	select, appoint, engage, oversee, retain, evaluate and terminate our external auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors, and establish the fees and other compensation to be paid to our external auditors;

•	monitor and evaluate the qualifications, independence and performance of our external auditors and internal auditing function; and

•	establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by our employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among our external auditors, management, the internal auditing function and our Board of Directors.

Audit Matters
     The following sets forth fees billed for audit and other services provided by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2005, and December 31, 2004 (in dollars):

	Year Ended December 31,
	2005	2004
Audit fees(1)	$2,036,500	$1,469,967
Audit-related fees(2)	123,000	115,033
Tax fees(3)	166,394	87,118
All other fees	—	—

Total	$2,325,894	$1,672,118

(1)	Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements, and reviews of documents filed with the Securities and Exchange Commission.

(2)	Includes fees for audit-related work in connection with employee benefit plans.

(3)	Includes fees related to professional services for tax compliance, tax advice and tax planning, consisting of tax services relating to the review or preparation of federal, state, local or foreign income or other tax returns.
     All services rendered by PricewaterhouseCoopers LLP were permissible under applicable laws and regulations and were pre-approved by our Audit Committee, consistent with the Audit Committee’s charter, which requires the pre-approval of all audit and non-audit services. Please see the section above, entitled “Audit Committee,” which outlines the primary purposes of the Audit Committee and describes the Audit Committee’s pre-approval policies and procedures.
Report of Audit Committee
     The Audit Committee of our Board of Directors has furnished the following report for fiscal 2005.
     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm. The Audit Committee also engaged Deloitte & Touche LLP in connection with our internal audit obligations and discussed with Deloitte & Touche LLP our internal controls and related matters.
     Based on the review and discussions described in the above paragraph, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
     This report is respectfully submitted by the Audit Committee of the Board of Directors.
Audit Committee
Stewart A. Bliss, Chairman
Edward H. Austin
Charles W. Battey
Fayez Sarofim
Douglas W. G. Whitehead

Nominating and Governance Committee
     Our Board of Directors’ Nominating and Governance Committee is comprised of three directors, each of which our Board of Directors has determined meets the criteria for independence under our governance guidelines and the New York Stock Exchange rules. The Nominating and Governance Committee has a written charter adopted by our Board of Directors. The Nominating and Governance Committee met two times in 2005.
     The Nominating and Governance Committee’s primary purposes are to:
•	make recommendations regarding the size of our Board of Directors;

•	identify individuals qualified to become members of our Board of Directors, and recommend director nominees to our Board of Directors for election at our annual meeting of stockholders;

•	identify from among the members of our Board of Directors and report to our Board of Directors on individuals recommended to serve as members of the various committees of our Board of Directors;

•	annually reevaluate our governance guidelines and recommend to our Board of Directors any changes that the Nominating and Governance Committee deems necessary or appropriate; and

•	periodically evaluate our Board of Directors’ and other committees’ performances.
Stockholder Nominees
     The Nominating and Governance Committee will consider director candidates recommended by stockholders. Our stockholders may communicate recommendations for director candidates to the chair of the Nominating and Governance Committee by mailing the communication to Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002, Attention: General Counsel or by sending an email to www.kindermorgan.com (click: “Contact Us”).
     The recommendations must set forth the following:
•	the name, age, business address and residence address of the stockholder(s) making the recommendation and of the person(s) recommended;

•	a description of all arrangements or understandings between such stockholder(s) and each nominee recommended by the stockholder(s) and any other person(s), identifying such person(s), pursuant to which the recommendation(s) have been made by the stockholder(s);

•	such other information regarding each candidate recommended by such stockholder(s) as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

•	the written consent of each candidate to serve as a director if so elected; and

•	a description of the qualifications of such candidate to serve as a director.
     The chair of the Nominating and Governance Committee will have discretion to determine whether the recommendation should be brought to the attention of the full Board of Directors and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our Secretary will retain copies of all recommendations received pursuant to these procedures for a period of at least one year. The Nominating and Governance Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, make changes.

Director Qualifications
     The Nominating and Governance Committee will consider at least the following factors as it evaluates the qualifications of possible candidates: a candidate’s experience, knowledge, skills, integrity, independence (as described in our governance guidelines), expertise, commitment to our core values, relationships with us, ownership of our equity securities, service on other boards, willingness to commit the required time, and ability to work as part of a team. Among other factors, the Nominating and Governance Committee may also consider the current mix of skills and expertise on our Board of Directors and the results of our Board’s annual self evaluation.
     Additionally, the Nominating and Governance Committee considers the characteristics that our Board should reflect as set out in our governance guidelines. Our governance guidelines require that our Board of Directors reflect the following characteristics:
•	each director shall be a person of integrity who is dedicated, industrious, honest, candid, fair and discreet;

•	each director shall be knowledgeable, or willing to become so quickly, in the critical aspects of our business and operations;

•	each director shall be experienced and skillful in serving as a member of, overseer of, or trusted advisor to, the senior management or board of at least one substantial corporation, charity, institution or other enterprise;

•	a majority of the directors shall meet the standards of independence as prescribed in our governance guidelines and the New York Stock Exchange rules; and

•	our Board of Directors shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the full scope of our operations and interests.
Identifying and Evaluating Nominees for Directors
     The Nominating and Governance Committee seeks, screens and identifies individuals qualified to become board members. Candidates for director may also come to the attention of the Nominating and Governance Committee through other board members, professional search firms, stockholders or other persons. The Nominating and Governance Committee evaluates and recommends to our Board of Directors nominees for election as directors at each annual meeting of our stockholders and persons to fill vacancies in the Board that occur between annual meetings of our stockholders. In carrying out its responsibilities, the Nominating and Governance Committee evaluates the skills and attributes desired of prospective directors and, when appropriate, conducts searches for qualified candidates; selects prospective candidates to interview and ascertains whether they meet the qualifications for director described above and as otherwise set forth in the governance guidelines; recommends approval by the entire Board of Directors of each selected nominee for election as a director; and approves extending an invitation to join our Board of Directors if the invitation is proposed to be extended by any person other than the chair of the Nominating and Governance Committee.
     Our Board of Directors believes that diversity is an important attribute of a well functioning board. As such, the Nominating and Governance Committee is responsible for advising our Board of Directors on matters of diversity, including race, gender, culture, thought and geography, and for recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise.
How may stockholders communicate with our Board of Directors?
     You may contact our lead director, the chairs of our Board of Directors’ Nominating and Governance Committee, Audit Committee or Compensation Committee, our non-management directors as a group or the full board by mail to Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002, Attention: General Counsel, or by sending an email to www.kindermorgan.com (click: “Contact Us”). Your communication should specify the intended recipient.

     All communications received in accordance with these procedures will be reviewed initially by our investor relations department. Our investor relations department will relay all such communications to the appropriate director or directors unless our investor relations department determines that the communication:
•	does not relate to our business or affairs or the functioning or governance guidelines of our Board of Directors or the functioning or charter of any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of our Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.
     The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through our investor relations department and only in accordance with our policies and procedures and applicable law and regulations relating to the disclosure of information. Our investor relations department will retain copies of all recommendations received pursuant to these procedures for a period or at least one year. The Nominating and Governance Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.
     On June 6, 2005, our chief executive officer certified to the New York Stock Exchange, as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, that as of June 6, 2005, he was not aware of any violation by us of the New York Stock Exchange’s Corporate Governance listing standards. We have also filed as an exhibit to our annual report on Form 10-K the Sarbanes-Oxley Act Section 302 certifications regarding the quality of our public disclosure.
Annual Meeting Attendance
     Although we have no formal policy with respect to our directors’ attendance at annual meetings of stockholders, we invite them to attend. Mr. Kinder attended last year’s annual meeting of stockholders.
How can I find more information on Kinder Morgan’s corporate governance?
     We make available free of charge within the “Investors” section of our Internet website, at www.kindermorgan.com, and in print to any stockholder who requests, the governance guidelines, the charters of the audit committee, compensation committee and nominating and governance committee, and our code of business conduct and ethics (which applies to senior financial and accounting officers and the chief executive officer, among others). Requests for copies may be directed to Investor Relations, Kinder Morgan, Inc., 500 Dallas, Suite 1000, Houston, Texas 77002, or by telephone at (713) 369-9490. We intend to disclose any amendments to our code of business conduct and ethics, and any waiver from a provision of that code granted to our executive officers or directors, that otherwise would be required to be disclosed on a Form 8-K, on our website within four business days following such amendment or waiver. The information contained on or connected to our Internet website is not incorporated by reference into this proxy statement and should not be considered part of this or any other report that we file with or furnish to the Securities and Exchange Commission.
Material Proceedings
     There are no material proceedings to which any director, officer or affiliate of ours or any record or any beneficial owner of more than five percent of our common stock is a party adverse to us or any subsidiary of ours or has an interest adverse to us or any subsidiary of ours.
Contributions to Charitable Organizations

     We have not made, within the preceding three years, contributions to any tax-exempt organization in which any of our independent directors serves as an executive officer in any single fiscal year within the preceding three years that exceeded the greater of $1 million or two percent of such tax-exempt organization’s consolidated gross revenue.
No Incorporation by Reference
     The Report of the Compensation Committee, the Report of the Audit Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate either such report or the performance graphs by reference therein.
PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Return
     The following performance graph compares the performance of our common stock to the Standard & Poor’s 500 Stock Index and to the Standard & Poor’s 500 Gas Utilities Index for our last five fiscal years. The graph assumes that the value of the investment in our common stock and each index was $100 at December 31, 2000, and that all dividends were reinvested. Total net return to our stockholders in 2005 was 30.2 percent, as compared to an average return of 4.9 percent for the Standard & Poor’s 500 Stock Index and a negative 1.3 percent for the Standard & Poor’s 500 Gas Utilities Index for the same period.
FIVE-YEAR CUMULATIVE TOTAL RETURN
Based on investment of $100 beginning December 31, 2000
with dividends reinvested

		INDEXED RETURNS ($)
	Base	Years Ending
	Period
Company / Index	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05
KINDER MORGAN INC	100	107.11	81.88	116.96	150.15	195.52

		INDEXED RETURNS ($)
	Base	Years Ending
	Period
Company / Index	Dec 00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05
S&P 500 INDEX	100	88.11	68.64	88.33	97.94	102.75
S&P 500 GAS UTILITIES	100	76.78	44.50	54.86	62.94	62.14
ITEM 1
ELECTION OF DIRECTORS
Directors Standing for Election
     Our Board of Directors is currently divided into three classes, with the classes having three-year terms that expire in successive years. The current term of the directors in Class I expires at the annual meeting. Our Board of Directors proposes that the nominees listed below, all of whom are currently serving as Class I directors, be re-elected to serve a new term of three years and until their successors are duly elected and qualified.
     Each of the nominees has consented to serve a three-year term. If any of them becomes unavailable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board of Directors.
     Class I Directors
     The Directors standing for election are:

Richard D. Kinder	Director since October 1999; also from 1998 to June 1999 — Age 61
     Mr. Kinder is Director, Chairman and Chief Executive Officer of Kinder Morgan Management, LLC (“KMR”), Kinder Morgan G.P., Inc. and us. Mr. Kinder has served as Director, Chairman and Chief Executive Officer of KMR since its formation in February 2001. He was elected Director, Chairman and Chief Executive Officer of us in October 1999. He was elected Director, Chairman and Chief Executive Officer of Kinder Morgan G.P., Inc in February 1997. Mr. Kinder was President of KMR, Kinder Morgan G.P., Inc. and us from July 2004 until May 2005. Mr. Kinder is the uncle of David Kinder, Vice President, Corporate Development and Treasurer of KMR, Kinder Morgan G.P., Inc., and us.

Edward H. Austin, Jr.	Director since 1994 — Age 64
     Mr. Austin has served as a Director and Executive Vice President of Austin, Calvert & Flavin, Inc., an investment advisory firm based in San Antonio, Texas since August 1999. Austin, Calvert & Flavin, Inc., is a wholly owned subsidiary of Waddell & Reed Financial, Inc.

William J. Hybl	Director since 1988 — Age 63
     Mr. Hybl has been the Chairman, Chief Executive Officer and a Trustee of El Pomar Foundation, a charitable foundation based in Colorado Springs, Colorado for the past 25 years.

Ted A. Gardner	Director since 1999 — Age 48
     Mr. Gardner has been Managing Partner of Silverhawk Capital Partners since June 2005 and has been a private investor since July 2003. Mr. Gardner served as Managing Partner of Wachovia Capital Partners and a Senior Vice President of Wachovia Corporation from 1990 to June 30, 2003. Mr. Gardner is also a director of Encore Acquisition Company and COMSYS IT Partners, Inc.
Recommendation
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL FOUR NOMINEES FOR CLASS I DIRECTORS.

Directors Continuing In Office
     Class II Directors
     Except as set forth below, the following Class II directors were elected at our 2004 annual meeting for terms ending in 2007:

Charles W. Battey	Director since 1971 — Age 74
     Mr. Battey has been an independent consultant and an active community volunteer based in Kansas City for the past five years. Mr. Battey was Chairman of our Board from 1989 to 1996, and our Chief Executive Officer from 1989 to 1994.

H. A. True, III	Director since 1991 — Age 63
     Mr. True has been an owner, officer and director of the True Companies, which are involved in energy, agriculture and financing, and based in Casper, Wyoming for the past five years.

Fayez Sarofim	Director since 1999 — Age 77
     Mr. Sarofim has been President and Chairman of the Board of Fayez Sarofim & Co., an investment advisory firm based in Houston, Texas, since he founded it in 1958. Mr. Sarofim is a director of Unitrin, Inc. and Argonaut Group, Inc.

James M. Stanford	Age 68
     Mr. Stanford has been the President of Stanford Resource Management Inc., a natural resources consulting firm based in Calgary, Alberta, for the past five years. Mr. Stanford is a director of Encana Corporation, Nova Chemicals Corporation and Chairman of the board of directors of OPTI Canada Inc.
     Mr. Stanford was, in accordance with our By-Laws, elected as a Class II Director at our January 2006 Board of Directors meeting and was appointed to the Board’s Compensation Committee. Mr. Stanford was elected for a term ending in 2007.
     Class III Directors
     Except as set forth below, the following Class III directors were elected at our 2005 annual meeting for terms ending in 2008:

Michael C. Morgan	Director since 2003 — Age 37
     Mr. Morgan has been President of Portcullis Partners, L.P., a private investment partnership, since October 2004. Mr. Morgan was President of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc. and us from July 2001 to July 2004. Mr. Morgan served as Vice President-Strategy and Investor Relations of Kinder Morgan Management, LLC from February 2001 to July 2001. He served as Vice President-Strategy and Investor Relations of us and Kinder Morgan G.P., Inc. from January 2000 to July 2001. He served as Vice President, Corporate Development of Kinder Morgan G.P., Inc. from February 1997 to January 2000. Mr. Morgan was our Vice President, Corporate Development from October 1999 to January 2000.

Stewart A. Bliss	Director since 1993 — Age 72
     Mr. Bliss has been an Independent Financial Consultant and Senior Business Advisor in Denver, Colorado for the past thirteen years. Mr. Bliss served on the Governing Board for the Colorado State University System from 1994 to February 2001 and was President of the Board from 1999 to 2001. Mr. Bliss served as our Interim Chairman and Chief Executive Officer from July to October of 1999.

Edward Randall, III	Director since 1994 — Age 79
     Mr. Randall has been a private investor for the past five years.

Douglas W. G. Whitehead	Age 59
     Mr. Whitehead has for the past five years served as President and Chief Executive Officer of Finning International Inc., which sells, rents and services Caterpillar and complementary equipment in Western Canada, the United Kingdom and South America, and which is based in Vancouver, British Columbia. Mr. Whitehead is a director of Finning International Inc. and Ballard Power Systems, Inc.
     Mr. Whitehead was, in accordance with our By-Laws, elected as a Class III Director at our January 2006 Board of Directors meeting and was appointed to the Board’s Audit Committee Mr. Whitehead was elected for a term ending in 2008.
ITEM 2
PROPOSAL TO AMEND AND RESTATE OUR KINDER MORGAN, INC.
AMENDED AND RESTATED 1999 STOCK PLAN
Description of our Amended and Restated 1999 Stock Plan
     The purposes of our Amended and Restated 1999 Stock Plan are to:
•	enable our employees and the employees of our subsidiaries to develop a sense of proprietorship and personal involvement in our financial success; and

•	encourage those employees to remain with and devote their best efforts to our business.
     Our Board of Directors believes that the plan is accomplishing its purposes. However, our Board of Directors believes that it is appropriate to approve a variety of amendments to the plan and recommends those amendments be submitted to our stockholders for approval at the 2006 annual meeting.
     The amendments approved by our Board of Directors:
•	allow for the grants of restricted stock units under the plan to officers and other key employees of ours and entities in which we own a direct or indirect interest who either are not United States citizens or are United States citizens residing outside the United States;

•	provide that no more than 10,500,000 shares of stock (10,500,000 shares of stock being the total number of shares previously approved by stockholders for issuance under the plan, of which approximately 2,400,000 shares are remaining for issuance under the plan) may be issued under stock options, awards of restricted stock or restricted stock units, and further provide that no more than 1,000,000 shares of stock may be subject to stock options granted under the plan to any individual during a five year period, no more than 500,000 shares of restricted stock may be granted under the plan to any individual during a five year period, and no more than 100,000 restricted stock units may be granted under the plan to any individual during a five year period;

•	modify the business criteria that can be used to establish performance goals for vesting of restricted stock, as described in the discussion of restricted stock below;

•	provide that the plan will not automatically terminate on October 9, 2009 but will terminate only upon action by our Board of Directors; and

•	adopt certain technical amendments regarding:

•	limiting the grant of stock options to employees of ours and entities in which we own a direct or indirect interest of at least 50 percent;

•	establishing a list of events that the Compensation Committee may use to determine when to permit restrictions to lapse on restricted stock units; and

•	establishing the timing of the payment of dividends and dividend equivalents on shares of restricted stock and restricted stock units, respectively.
     The following summary of the plan, as amended and restated effective as of January 18, 2006 (subject to stockholder approval), is qualified by reference to the full text of the plan which is attached as Appendix A to this proxy statement.
General Provisions
     Officers and other employees of us and other entities in which we have a direct or indirect interest are eligible to participate in the plan. Our Compensation Committee, which administers the plan, has the sole discretion to select participants from among eligible persons. Approximately 5,000 current employees have received options under the plan, 265 current employees have received shares of restricted stock under the plan, and 120 current employees have received restricted stock units under the plan. It is estimated that the total number of employees who are eligible to receive awards under the plan would not at present exceed approximately 7,000. Directors who are not employees are not eligible to participate in the plan.
     The aggregate number of shares of our common stock which may be issued under the plan with respect to options, restricted stock and restricted stock units may not exceed 10,500,000, subject to adjustment for certain transactions affecting the common stock. Lapsed, forfeited or canceled options, and shares subject to forfeited restricted stock units, will not count against this limit and can be regranted under the plan. Options with respect to more than 1,000,000 shares of our common stock, restricted stock with respect to more than 500,000 shares of our common stock and restricted stock units with respect to more than 100,000 shares of our common stock may not be granted to any one employee during any five year period. The shares issued under the plan may be issued from shares held in treasury or from authorized but unissued shares. The weighted average market price per share of the stock underlying the options and any stock appreciation rights granted under the plan was $45.21 as of December 31, 2005.
Types of Awards
     The plan provides for the grant of:
•	nonqualified stock options;

•	stock appreciation rights in tandem with stock options;

•	restricted stock; and

•	restricted stock units.
     Awards may be granted individually, in combination, or in tandem as determined by our Compensation Committee.
Options
     An option is a grant entitling the participant to purchase shares of our common stock at a fixed price per share. Options may be granted under the plan to employees of ours and entities in which we own a direct or indirect interest of at least 50 percent. Options granted under the plan will be nonqualified options, which do not qualify for treatment as incentive stock options under the Internal Revenue Code. Our Compensation Committee sets the terms of the options, including:
•	the number of shares for which an option is granted;

•	the term of the option; and

•	the time(s) when the option can be exercised.
     The option agreement or our Compensation Committee’s procedures may set forth conditions respecting the exercise of an option. Our Compensation Committee may in its discretion waive any condition respecting the exercise of any option and may accelerate the time at which any option is exercisable.
     Neither we nor the Compensation Committee may “reprice” an outstanding option that has an option price greater than the then fair market value of a share of our stock, without the consent of our stockholders.
     The option price, or price per share of common stock subject to an option, may not be less than the fair market value of common stock on the date of the grant of the option. The fair market value generally is determined to be the closing sale price reported in The Wall Street Journal for the New York Stock Exchange-Composite Transactions. Our Compensation Committee also determines whether an option may be paid in cash or securities.
     Our Compensation Committee may decide that an option agreement will provide for a “stock appreciation right,” which allows the option holder to surrender the right to purchase shares in return for a payment of cash or shares, or a combination of cash and shares, equal in value to the excess of the fair market value of the shares for which the right to purchase is surrendered over the option price. A stock appreciation right terminates and is no longer exercisable upon the termination or exercise of the related option. Our Compensation Committee will set the terms and conditions of the stock appreciation rights, subject to the limitations in the plan.
     Options are not transferable except:
•	by will or the laws of descent and distribution;

•	between an option holder and his or her spouse if such transfer is incident to a divorce; or

•	with the consent of our Compensation Committee.
Restricted Stock
     Our Compensation Committee establishes the form and terms of each grant of restricted stock. Each grant of restricted stock shall be evidenced by a written agreement. Shares of restricted stock are subject to “forfeiture restrictions” that restrict the transferability of the shares and obligate the participant to forfeit and surrender the shares under certain circumstances, such as termination of employment. Our Compensation Committee may decide that forfeiture restrictions on restricted stock shall lapse upon the restricted stock holder’s continued employment for a specified period of time, the attainment of one or more performance targets established by our Compensation Committee, the occurrence of any event or the satisfaction of any condition specified by our Compensation Committee, or a combination of any of these. The performance targets may be based on:
•	the price of a share of our stock or of the equity of one of our subsidiaries or business units;

•	our earnings per share or the earnings per share of one of our subsidiaries or business units;

•	our total stockholder value or the total stockholder value of one of our subsidiaries or business units;

•	our dividends or distributions or the dividends or distributions of one of our subsidiaries or business units;

•	our revenues or the revenues of one of our subsidiaries or business units;

•	our debt/equity ratio, interest coverage ratio or indebtedness/earnings before or after interest, taxes, depreciation and amortization ratio, or such ratios with respect to one of our subsidiaries or business units;

•	our cash coverage ratio or the cash coverage ratio with respect to one of our subsidiaries or business units;

•	our net income (before or after taxes) or the net income (before or after taxes) of one of our subsidiaries or business units;

•	our cash flow or cash flow return on investments or the cash flow or cash flow return on investments of one of our subsidiaries or business units;

•	our earnings before or after interest, taxes, depreciation, and/or amortization or earnings before or after interest, taxes, depreciation, and/or amortization of one of our subsidiaries or business units;

•	our economic value added or the economic value added of one of our subsidiaries or business units;

•	our return on stockholders’ equity or the return on stockholders’ equity of one of our subsidiaries or business units; or

•	the payment of a bonus under our annual incentive plan as a result of the attainment of performance goals based on one or more of the criteria set forth above.
     Each grant of restricted stock may have different forfeiture restrictions, in the discretion of the Compensation Committee.
     The Compensation Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to restricted stock, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a participant prior to the lapse of the forfeiture restrictions, and terms related to tax matters.
     Unless otherwise provided for in a written agreement, a participant shall have the right to receive dividends with respect to restricted stock, to vote such stock and to enjoy all other stockholder rights, except that:
•	the participant shall not be entitled to delivery of the stock certificate unless and until the forfeiture restrictions have lapsed;

•	we shall retain custody of the stock unless and until the forfeiture restrictions have lapsed;

•	the participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock unless and until the forfeiture restrictions have lapsed; and

•	a breach by a participant of the terms and conditions established by the Compensation Committee pursuant to the restricted stock agreement shall cause a forfeiture of the restricted stock by the participant.
     Unless otherwise provided for in a written agreement, dividends payable with respect to restricted stock will be paid to a participant in cash on the day on which the corresponding dividend on shares is paid to stockholders, or as soon as administratively feasible thereafter, but no later than the fifteenth day of the third calendar month following the day on which the corresponding dividend is paid to stockholders. Our Compensation Committee may, in its sole discretion, decide that a participant’s right to receive dividends on restricted stock is subject to the attainment of one or more performance targets based on the criteria listed above.
     The Compensation Committee at any time may accelerate the time or conditions under which the forfeiture restrictions lapse. However, except in the event of a corporate change (as defined in the plan), the Compensation Committee may not take any such action with respect to “covered employees” (within the meaning of Treasury Regulation § 1.162-27(c)(2)) if such restricted stock has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code unless the performance targets with respect to such restricted stock have been attained.
Restricted Stock Units
     Restricted stock units may be granted under the plan to officers and other key employees of ours and entities in which we own a direct or indirect interest who either are not United States citizens or are United States citizens residing outside the United States. Each restricted stock unit corresponds to one share of our common stock and represents the right to receive a share of our common stock, cash, or both, as determined by our Compensation Committee, upon the satisfaction of the conditions established by our Compensation Committee. Our Compensation Committee establishes the form and terms of each grant of restricted stock units. Each grant of restricted stock units shall be evidenced by a written agreement. Restricted stock units are subject to “forfeiture restrictions” that obligate the participant to forfeit and surrender the restricted stock units under certain circumstances, such as termination of employment. Our Compensation Committee may decide that forfeiture restrictions on restricted stock units shall lapse upon the participant’s continued employment for a specified period of time, the attainment of one or more performance targets established by our Compensation Committee, the occurrence of any event or the satisfaction of any condition specified by our Compensation Committee, or a combination of any of these. The forfeiture restrictions on restricted stock units granted to individuals who are subject to the Income Tax Act (Canada) will lapse no later than three years following the end of the year in which the restricted stock units are granted. The performance targets may be based on:
•	the price of a share of our stock or of the equity of one of our subsidiaries or business units;

•	our earnings per share or the earnings per share of one of our subsidiaries or business units;

•	our total stockholder value or the total stockholder value of one of our subsidiaries or business units;

•	our dividends or distributions or the dividends or distributions of one of our subsidiaries or business units;

•	our revenues or the revenues of one of our subsidiaries or business units;

•	our debt/equity ratio, interest coverage ratio or indebtedness/earnings before or after interest, taxes, depreciation and amortization ratio, or such ratios with respect to one of our subsidiaries or business units;

•	our cash coverage ratio or the cash coverage ratio with respect to one of our subsidiaries or business units;

•	our net income (before or after taxes) or the net income (before or after taxes) of one of our subsidiaries or business units;

•	our cash flow or cash flow return on investments or the cash flow or cash flow return on investments of one of our subsidiaries or business units;

•	our earnings before or after interest, taxes, depreciation, and/or amortization or earnings before or after interest, taxes, depreciation, and/or amortization of one of our subsidiaries or business units;

•	our economic value added or the economic value added of one of our subsidiaries or business units;

•	our return on stockholders’ equity or the return on stockholders’ equity of one of our subsidiaries or business units; or

•	the payment of a bonus under our annual incentive plan as a result of the attainment of performance goals based on one or more of the criteria set forth above.
     Each grant of restricted stock units may have different forfeiture restrictions, as determined in the discretion of the Compensation Committee.
     Upon the lapse of the forfeiture restrictions on restricted stock units, the participant is entitled to receive an amount equal to the product of (1) the number of restricted stock units with respect to which the forfeiture restrictions have lapsed, and (2) the fair market value per share of our common stock on the date the forfeiture restrictions lapse. Our Compensation Committee decides whether the participant receives this amount in shares of our common stock, cash, or a combination of cash and shares. The payment will be made as soon as administratively feasible following the lapse of the forfeiture restrictions, but no later than March 15 of the calendar year immediately following the calendar year in which the forfeiture restrictions lapse. The fair market value of our common stock generally is determined to be the closing sale price reported in The Wall Street Journal for the New York Stock Exchange-Composite Transactions.
     The Compensation Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to restricted stock, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a participant prior to the lapse of the forfeiture restrictions, and terms related to tax matters.
     Our Compensation Committee may decide that a participant shall have the right to receive dividend equivalents with respect to restricted stock units. In such event, unless otherwise provided for in a written agreement, the dividend equivalents payable with respect to restricted stock units will be paid to a participant in cash on the day on which the corresponding dividend on shares is paid to stockholders, or as soon as administratively feasible thereafter, but no later than the fifteenth day of the third calendar month following the day on which the corresponding dividend is paid to stockholders. Our Compensation Committee may, in its sole discretion, decide that a participant’s right to receive dividend equivalents on restricted stock units is subject to the attainment of one or more performance targets based on the criteria listed above.
     Any payment of cash with respect to a restricted stock unit to a participant who does not reside in the United States shall be calculated in United States dollars and paid in the currency of the participant’s residence, based on the foreign exchange rate between United States dollars and such other currency as published by The WM Company on the Reuters News Service page WMRSPOT01 at 4:00 pm London time, or any successor published currency exchange rates, as of the date such cash amounts become payable.
     The Compensation Committee at any time may accelerate the time or conditions under which the forfeiture restrictions lapse. However, except in the event of a corporate change (as defined in the plan), the Compensation Committee may not take any such action with respect to “covered employees” (within the meaning of Treasury Regulation § 1.162-27(c)(2)) if such restricted stock units have been designed to meet the exception for performance-based compensation under Section 162(m) of the Code unless the performance targets with respect to such restricted stock units have been attained.
Provisions Relating to a Corporate Change
     The plan provides for certain benefits in the event that we experience a corporate change. A corporate change is deemed to have occurred if:
•	any person acquires beneficial ownership of 50% or more of our voting securities;

•	there is a change in the composition of a majority of our Board of Directors within any period of two consecutive years for any reason other than normal retirement, death or disability;

•	our stockholders approve our merger or consolidation with any other person, other than:
•	a merger or consolidation which would result in the voting securities of us outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities for the surviving entity) more than 50% of the combined voting power of the voting securities of us or such surviving entity outstanding immediately after such merger or consolidation; or

•	a merger in which we are the surviving entity but no person acquires more than 50% of the combined voting power of our then-outstanding securities; or

•	our stockholders approve a plan of our complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or any transaction having a similar effect.
     Upon the occurrence of a corporate change, our Compensation Committee may choose one or more of the following alternatives, which may vary among outstanding options, restricted stock and restricted stock units:
•	outstanding options will vest immediately but must be exercised within a limited period of time;

•	outstanding options must be surrendered in return for payment of cash in an amount equal to the excess of the value of common stock as a result of the corporate change over the option price;

•	outstanding options will be adjusted as our Compensation Committee deems appropriate, including adjusting the options to cover securities the option holder would have received as a result of the corporate change had the option holder owned the common stock covered by the option at the time of the corporate change; and

•	restricted stock and restricted stock units still subject to forfeiture restrictions may, subject to certain time limitations, be acted upon by our Compensation Committee as it deems appropriate, including causing forfeiture restrictions to lapse.
Other Provisions
     In the event of specified changes in our capital structure, our Compensation Committee may adjust:
•	the number and kind of shares authorized by the plan (including any limitations on individual options or restricted stock);

•	the number, option price or kinds of shares covered by outstanding options or restricted stock; and

•	make other adjustments in options and restricted stock under the plan as it deems appropriate.
     Our Board of Directors may amend the plan without stockholder approval, unless that approval is required by applicable law, rules, regulations or stock exchange requirements. Our Board of Directors may not amend the plan in such a way that would impair the rights of a participant under an award without the consent of such participant, or that would decrease any authority granted to the Compensation Committee in contravention of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
     Our Board of Directors may terminate the plan at any time.
United States Federal Income Tax Consequences
     The following is a brief summary of the United States federal income tax consequences applicable to awards granted under the plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, all participants should consult their own tax advisors concerning the tax implications of awards granted under the plan.
     The Internal Revenue Code provides that a participant receiving a nonqualified option, restricted stock or restricted stock units ordinarily does not realize taxable income upon the grant of the option, restricted stock or restricted stock units. A participant does, however, realize ordinary income upon (i) the exercise of a nonqualified option or stock appreciation right to the extent that the fair market value of the common stock on the date of exercise exceeds the option price and (ii) the lapsing of forfeiture restrictions on restricted stock or restricted stock units. With respect to stock options, we are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. With respect to restricted stock and restricted stock units, we are entitled to a federal income tax deduction for compensation in an amount equal to the number of shares of restricted stock or the number of restricted stock units granted times the closing price of our stock on the date the forfeiture restrictions lapse. These deductions are conditioned on us withholding federal income tax with respect to the amount of that compensation. When the participant sells the shares acquired pursuant to a nonqualified option, restricted stock or restricted stock units, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for us.
     The exercisability of an option or a stock appreciation right or the lapsing of forfeiture restrictions may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a corporate change. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment for purposes of determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. We will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

     As a general rule, we or the entity in which we own a direct or indirect interest will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the plan. The amount of the deduction is equal to what is considered reasonable compensation under the Internal Revenue Code. However, the Internal Revenue Code limits to $1,000,000 the annual tax deduction that we and our subsidiaries can take with respect to our compensation of certain executive officers unless the compensation qualifies as performance-based or certain other exemptions apply. We believe that if the plan is approved by stockholders, all compensation recognized with respect to options, restricted stock and restricted stock units granted under the plan will be deemed performance-based.
Canadian Federal Income Tax Consequences
     The following is a brief summary of the Canadian federal income tax consequences applicable to the grant of restricted stock units under the plan based on the Canadian federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular eligible employee based on his or her specific circumstances. This summary expressly does not discuss the income tax laws of any province, state, municipality or non-Canadian taxing jurisdiction, or the gift, state, excise or other tax laws other than Canadian federal income tax law. Because individual circumstances may vary, all participants should consult their own tax advisors concerning the tax implications of awards granted under the plan.
     The grant of restricted stock units under the plan does not give rise to immediate tax consequences to a participant under the plan. The amount of cash paid or the fair market value of the shares issued to a participant upon the lapsing of forfeiture restrictions on restricted stock units will be considered an employment benefit under the Income Tax Act (Canada) and included in the participant’s ordinary income for the year. Such amount will be subject to regular Canadian payroll withholding under the Income Tax Act (Canada) and related legislation.
     The forfeiture of restricted stock units under the plan will not give rise to any Canadian tax consequences.
     The Income Tax Act (Canada) prohibits an employer from claiming a deduction in connection with the sale or issuance of shares to an employee. Further, the Canada Revenue Agency takes the administrative position that if a Canadian corporation has made payments to its foreign parent corporation for shares issued by the parent to the employees of the Canadian corporation, such payments are also not deductible. However, cash payments made to an employee are deductible by an employer, including reimbursements of cash payments made by a parent corporation.
Additional Information
     The following table depicts stock awards that were granted in fiscal 2005 under our Kinder Morgan, Inc. Amended and Restated 1999 Stock Plan as it existed in 2005, and it depicts stock awards that would have been granted in fiscal 2005 under our Kinder Morgan, Inc. Amended and Restated 1999 Stock Plan had it been in effect, in the form contemplated by this proposal, in 2005.
AMENDED AND RESTATED KINDER MORGAN, INC. 1999 STOCK PLAN
(Effective January 18, 2006, subject to stockholder approval)

		Number of
		restricted
		shares/restricted
Name and position	Dollar Value ($)(1)	stock units(2)
Richard D. Kinder, Chairman and CEO	-0-(3)	-0-(3)
C. Park Shaper, President	-0-(4)	-0-(4)
Joseph Listengart, Vice President, General Counsel and Secretary	-0-(4)	-0-(4)
Steven J. Kean, Executive Vice President and COO	$6,263,600	70,000
Scott E. Parker, Vice President (President, Natural Gas Pipelines)	$3,221,280	36,000
All current executive officers as a group	(5)	(5)
All current directors who are not executive officers as a group	-0-(6)	-0-(6)
All employees who are not executive officers as a group	(7)	(7)

(1) The “Dollar Value” was calculated using the closing price of our common stock on the date of award in 2005, or if the award was not actually made in 2005, then the “Dollar Value” was calculated using the closing pricing of our common stock on December 30, 2005.
(2) Stock awards could be stock options, restricted stock, restricted stock units or stock appreciation rights.
(3) Mr. Kinder would have received no awards under the plan in fiscal 2005 and will not receive any awards in the future.
(4) Messrs. Shaper and Listengart would have received no awards under the plan in fiscal 2005.
(5) All current executive officers as a group received 115,000 shares of restricted stock, at an aggregate dollar value of $10,290,200 under the plan as it existed in fiscal 2005, and would have received 13,500 restricted stock units, at an aggregate dollar value of $1,241,325, under the plan had it been in effect, in the form contemplated by this proposal, in fiscal 2005.
(6) Directors who are not employees are not eligible to participate in this plan. Directors are compensated under our Non-Employee Director Stock Awards Plan.
(7) All employees who are not executive officers as a group received 108,940 shares of restricted stock, at an aggregate dollar value of $9,747,951 under the plan at it existed in fiscal 2005, and would have received 48,650 restricted stock units, at an aggregate dollar value of $4,473,368, under the plan had it been in effect, in the form contemplated by this proposal, in fiscal 2005.
     If the stockholders do not approve the plan as amended and restated, we intend to continue to grant options and restricted stock under the plan currently in effect to the extent shares are available for grant under the plan, as it may be amended from time to time by our Board of Directors, subject to stockholder approval, if required.
     The affirmative vote of a majority of the shares of our common stock that are represented in person or by proxy at the meeting and entitled to vote on the proposal is necessary for approval thereof. Proxies will be voted for the proposal unless otherwise specified.
Recommendation
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO AMEND AND RESTATE OUR AMENDED AND RESTATED 1999 STOCK PLAN.
ITEM 3
PROPOSAL TO APPROVE OUR KINDER MORGAN, INC.
FOREIGN SUBSIDIARY EMPLOYEES STOCK PURCHASE PLAN
Description of our Kinder Morgan, Inc. Foreign Subsidiary Employees Stock Purchase Plan
     Our Kinder Morgan, Inc. Foreign Subsidiary Employees Stock Purchase Plan was adopted by our Board of Directors to be effective on April 1, 2006, subject to stockholder approval at our 2006 annual meeting.
     Our Foreign Subsidiary Employees Stock Purchase Plan is not intended to qualify under the Internal Revenue Code. The purpose of the plan is to encourage eligible employees of selected foreign subsidiaries of ours to establish a closer identification of their interests with our interests by enabling them to acquire proprietary interests in us through the ownership of common stock. The plan provides the employees with a direct means of participating in our growth and earnings. This participation will provide motivation for participating employees to remain in our employ and to give greater effort on our behalf.
     Our Board of Directors believes that employees of some of our foreign subsidiaries should be entitled to purchase shares of our common stock similar to the manner in which our domestic employees can purchase shares under our Employees Stock Purchase Plan. Because of certain requirements imposed by law on our Employees Stock Purchase Plan, it is necessary to establish a separate plan for employees of our foreign subsidiaries. Accordingly, at its January 2006 meeting, our Board adopted our Foreign Subsidiary Employees Stock Purchase Plan and decided to submit to stockholders our Foreign Subsidiary Employees Stock Purchase Plan at the 2006 annual meeting.

     The following summary of our Foreign Subsidiary Employees Stock Purchase Plan is qualified by reference to the full text of our Foreign Subsidiary Employees Stock Purchase Plan which is attached as Appendix B to this proxy statement.
Foreign Subsidiary Employees Stock Purchase Plan Summary
     Under our Foreign Subsidiary Employees Stock Purchase Plan, a committee appointed by our Board of Directors administers the plan. The aggregate number of shares of our common stock which may be sold to participants under the plan is 1,000,000, subject to adjustment for certain transactions affecting our common stock.
     Each of our eligible employees and the employees of our subsidiaries that have been designated by the Board of Directors may elect to purchase shares through payroll deductions during each offering, which, unless the Board of Directors by resolution determines otherwise, will be for a period of three months beginning on each January 1, April 1, July 1 and October 1. Payroll deductions may be no more than $23,750 during a calendar year. At the end of each offering, the balance in each participant’s payroll deduction account is used to purchase as many shares, including fractional shares, as the amount will purchase. Shares purchased for an individual will be held in an account for the participant. At any time after the expiration of 180 days after the day on which shares of common stock are purchased, a participant can request that the shares be issued in the name of the participant. As soon as possible after each date that a dividend is paid on our common stock, the dividends payable on shares in a participant’s account will be used to purchase shares on the open market, which will be added to the participant’s account. A participant may request that dividends be paid in cash rather than reinvested in additional shares.
     The purchase price per share pursuant to the plan is 95% of the market value of our common stock on the last day of the offering. The purchase price will be determined in United States dollars and converted into the currency of the applicable foreign country, based on the foreign exchange rate between United States dollars and such other currency as published by The WM Company on the Reuters News Service page WMRSPOT01 at 4:00 p.m. London time, or any successor published currency exchange rates, as of the date the shares are purchased. In no event shall the purchase price per share be less than the par value of our common stock, which is $5. The number of shares an employee is allowed to purchase in any one offering is restricted by provisions of the Internal Revenue Code. That number may be limited further by the committee before the beginning of an offering.
     An employee is not eligible to participate in the plan if:
•	he or she possesses 5% or more of the total combined voting power or value of all classes of our stock, including shares that could be purchased under the plan;

•	his or her customary employment is for twenty hours or less per week;

•	he or she is included in a unit of employees covered by a collective bargaining agreement, unless such agreement expressly provides for participation in the plan; or

•	he or she is an employee of one of our subsidiaries that has not been designated by our Board of Directors to participate in the plan.
     Generally, a participant’s election to participate will automatically renew for each subsequent offering until canceled by the participant or the participant ceases to be eligible to participate. The participant’s election to participate in the offering will indicate the dollar amount that such participant wishes to contribute and will authorize payroll deductions to be made during the offering. During the offering, a participant may increase or decrease the amount of payroll deductions, or may suspend payroll deductions for the remainder of the offering. Once suspended, payroll deductions may not be resumed during the remainder of the offering, and the participant must make a new election to participate in future offerings.
     If a participant ceases to be actively employed for any reason during an offering, his election for the offering will be canceled. If the participant ceases to be actively employed due to death or because the participant commences a long-term leave of absence, other than a statutory leave, the participant will have the right to elect either to receive a payment in cash equal to the payroll deductions that have accrued during such offering or to have such payroll deductions applied to the purchase of shares at the end of the offering. If a participant commences a statutory leave of absence pursuant to which employment is deemed continuous, the participant may continue participation in the plan provided that he or she makes arrangements to pay the amounts that would have been contributed as payroll deductions.

     A participant’s right to purchase shares under the plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution, and is exercisable during his lifetime only by him.
     The number of eligible employees is currently approximately 700. Our executive officers do not participate in the plan. Directors who are not our employees are not eligible to participate in the plan. Shares issued under the plan may be either authorized and unissued shares or treasury shares, or shares purchased by us on the open market. The plan provides for appropriate adjustments or other action by the committee or our Board of Directors to reflect:
•	mergers;

•	consolidations;

•	recapitalizations;

•	certain sales of assets;

•	combinations of shares;

•	a change in control of us through share ownership or a contested election of directors;

•	changes in corporate structure;

•	stock splits;

•	stock dividends; or

•	certain other significant changes in our common stock or in us.
     Our Board of Directors may amend the plan. However, our Board of Directors may not amend the plan in a manner that would change or impair outstanding rights to purchase common stock unless our Board obtains the participant’s consent. Without stockholder approval, our Board may not make any changes to the plan for which stockholder approval is required by law or stock exchange requirements.
Canadian Federal Tax Consequences
     The following is a brief summary of the Canadian federal income tax consequences applicable to shares purchased under the plan based on the Canadian federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular eligible employee based on his or her specific circumstances. This summary expressly does not discuss the income tax laws of any province, state, municipality or non-Canadian taxing jurisdiction, or the gift, state, excise or other tax laws other than Canadian federal income tax law. Because individual circumstances may vary, all participants should consult their own tax advisors concerning the tax implications of shares purchased under the plan.
     The Income Tax Act (Canada) requires that an eligible employee include in his or her ordinary income upon the purchase of shares under the plan an employment benefit equal to the difference between the fair market value of such shares at the time of purchase and the price paid by such eligible employee to acquire the shares. Normal Canadian payroll withholding is required on the employment benefit. The employment benefit is added to the adjusted cost base of such shares. The adjusted cost base of the shares acquired under the plan will be averaged with any existing shares of Kinder Morgan owned by an eligible employee.
     In general, an eligible employee will realize a capital gain (or capital loss) on a disposition of his or her shares, including a sale, of his or her shares equal to the amount by which the proceeds of disposition of the share, net of any costs of disposition, exceed (or are less than) the adjusted cost base of the share to the eligible employee.

     An eligible employee will be required to include in income one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year of a disposition of the shares and will generally be entitled to deduct one-half of the amount of any capital loss (“allowable capital loss”) against taxable capital gains realized in the year of a disposition, the three preceding years or a subsequent year, subject to the detailed rules in the Income Tax Act (Canada).
     Dividends received on the shares will be included in the taxable income of an eligible employee, including dividends that are not actually received by an eligible employee but instead reinvested to purchase further shares.
     The Income Tax Act (Canada) prohibits an employer from claiming a deduction in connection with the sale or issuance of shares to an employee. Further, the Canada Revenue Agency takes the administrative position that if a Canadian corporation has made payments to its foreign parent corporation for shares issued by the parent to the employees of the Canadian corporation, such payments are also not deductible.
Additional Information
     Eligible employees were permitted to elect to make contributions to the plan beginning April 1, 2006. If the plan is not approved by the stockholders at the 2006 meeting, all payroll deductions contributed to the plan will be refunded.
     The affirmative vote of a majority of the shares of our common stock that are represented in person or by proxy at the meeting and entitled to vote on the proposal is necessary for approval thereof. Proxies will be voted for the proposal unless otherwise specified.
Recommendation
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE OUR KINDER MORGAN, INC. FOREIGN SUBSIDIARY EMPLOYEES STOCK PURCHASE PLAN.
ITEM 4
PROPOSAL TO AMEND OUR KINDER MORGAN, INC.
EMPLOYEES STOCK PURCHASE PLAN
     Our Kinder Morgan, Inc. Employees Stock Purchase Plan became effective when it received stockholder approval at our 1990 annual meeting. In 1998, the stockholders approved an amendment to our Employees Stock Purchase Plan. The amendment increased the number of shares subject to our Employees Stock Purchase Plan from 600,000 to 1,600,000. A stock split in 1998 increased the number of shares subject to our Employees Stock Purchase Plan to 2,400,000. In 2000, the stockholders approved additional amendments to our Employees Stock Purchase Plan. Our Employees Stock Purchase Plan was amended and restated effective January 1, 2005.
     Our Employees Stock Purchase Plan is intended to qualify under the Internal Revenue Code. The purpose of the plan is to encourage eligible employees to establish a closer identification of their interests with our interests by enabling them to acquire proprietary interests in us through the ownership of common stock. The plan provides the employees with a direct means of participating in our growth and earnings. This participation will provide motivation for participating employees to remain in our employ and to give greater effort on our behalf.
     Our Board of Directors believes that our Employees Stock Purchase Plan is accomplishing its purpose.
     Currently our Employee Stock Purchase Plan allows employees of all of our subsidiaries to participate in the plan. However, our Board believes that it is necessary to amend our Employees Stock Purchase Plan to change the designation of our subsidiaries whose employees may participate in the Employees Stock Purchase Plan, because, for certain requirements imposed by law, the employees of our foreign subsidiaries are not to participate in the plan. Instead, as proposed elsewhere in this proxy statement, employees of certain of our foreign subsidiaries will participate in our Foreign Subsidiary Employees Stock Purchase Plan, if it is approved by stockholders. Accordingly, our Board approved the amendment of our Employees Stock Purchase Plan and recommended it be submitted to our stockholders for approval.

     The proposed amendment to the Employee Stock Purchase Plan is attached to this proxy statement as Appendix C.
     The affirmative vote of a majority of the shares of our common stock that are represented in person or by proxy at the meeting and entitled to vote on the proposal is necessary for approval thereof. Proxies will be voted for the proposal unless otherwise specified.
Recommendation
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR KINDER MORGAN, INC. EMPLOYEES STOCK PURCHASE PLAN.

ITEM 5
PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since November 22, 1999. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP in fiscal 2005 included the audit of our consolidated financial statements, audit-related work in connection with employee benefit plans, reviews of quarterly financial statements and services in connection with various Securities and Exchange Commission filings and tax matters.
     Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
     The affirmative vote of a majority of the shares of our common stock that are represented in person or by proxy at the meeting and entitled to vote on the proposal is necessary for approval thereof. Proxies will be voted for the proposal unless otherwise specified.
Recommendation
     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
     In the event stockholders do not ratify and approve the appointment, the selection will be reconsidered by the Audit Committee and our Board of Directors.
OTHER MATTERS
     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the judgment of the proxy holder.
ADDITIONAL INFORMATION
Stockholder Proposals for Our 2007 Annual Meeting
     Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2007 may do so by following the procedures prescribed in Rule l4a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by our Secretary at 500 Dallas, Suite 1000, Houston, TX 77002 no later than December 4, 2006.
     Stockholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2007 annual meeting, and stockholders of record who intend to submit nominations for directors at the 2007 annual meeting, must provide written notice. Such notice should be addressed to the Secretary and received at our principal executive offices not later than February 17, 2007.
     The foregoing deadlines also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED APRIL 3, 2006. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.
     We will provide without charge to you upon your request, a copy (without exhibits) of our annual report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. You may also obtain copies of exhibits to our Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. Requests for copies should be addressed to Kinder Morgan, Inc., Attn: Investor Relations, 500 Dallas, Suite 1000, Houston, Texas 77002.

APPENDIX A
KINDER MORGAN, INC.
AMENDED AND RESTATED 1999 STOCK PLAN
(Effective January 18, 2006, subject to
Approval by the Company’s stockholders
At the 2006 Annual Meeting)
Section I.
Purpose of the Plan
     This Plan is a fourth amendment and restatement of the K N Energy, Inc. 1999 Stock Option Plan, which was most recently amended and restated effective May 11, 2004. The KINDER MORGAN, INC. AMENDED AND RESTATED 1999 STOCK PLAN (the “Plan) is intended to provide a means whereby certain employees of KINDER MORGAN, INC., a Kansas corporation (the “Company”), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company, its shareholders and its subsidiaries. Accordingly, the Company may grant to certain employees (i) the option (“Option”) to purchase shares of the common stock of the Company, par value $5.00 per share (“Stock”), as hereinafter described, (ii) shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), as hereinafter described, and/or (iii) the right to receive shares of Stock, cash, or both upon satisfaction of such conditions as the Committee may determine at the time of grant (“Restricted Stock Units”), as hereinafter described. Options granted under the Plan shall be options that do not constitute incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).
Section II.
Eligibility
     Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or an Affiliate at the time the Option is granted or who will be future employees within 90 days of any grant of Options. “Affiliate” means any entity with whom the Company would be considered a single employer under Code Section 414(b) or 414(c); provided, however, that in applying Code Section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of Code Section 414(c), the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Regulation Section 1.414(c)-2. Options may be granted to the same individual on more than one occasion.
     Restricted Stock may be granted to any officer or other key employee of the Company or an entity in which the Company has a direct or indirect ownership interest who is expected to contribute to its success. Restricted Stock may be granted to the same individual on more than one occasion.
     Restricted Stock Units may be granted to any officer or other key employee of the Company or an entity in which the Company has a direct or indirect ownership interest who is either (i) not a United States citizen, or (ii) a United States citizen residing outside the United States. A change in the citizenship or residence of a Participant who has been granted Restricted Stock Units shall not affect the validity of the grant. Restricted Stock Units may be granted to the same individual on more than one occasion.
     An employee who is granted an Option, Restricted Stock and/or Restricted Stock Units under the Plan shall be referred to herein as a “Participant.” Notwithstanding anything herein to the contrary, Richard Kinder shall not be eligible to receive grants of Options, Restricted Stock or Restricted Stock Units under this Plan.

Section III.
Administration
     The Plan shall be administered by a committee (the “Committee”) of, and appointed by, the Board of Directors of the Company (the “Board”), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended (“Rule 16b-3”), promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Committee shall have sole authority to (i) select the Participants from among those individuals eligible hereunder, (ii) establish the number of shares of Stock that may be issued under each Option or award of Restricted Stock or the number of Restricted Stock Units to be granted, (iii) establish the form and terms of each grant of Options, Restricted Stock or Restricted Stock Units, and (iv) determine the timing of all grants of Options, Restricted Stock and Restricted Stock Units. In selecting the Participants from among individuals eligible hereunder and in establishing the number of shares of Stock that may be issued under each Option or award of Restricted Stock or the number of Restricted Stock Units granted, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to construe and interpret the Plan and any agreement or instrument entered into hereunder, and may from time to time adopt such rules and regulations, make all determinations and take all actions, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Participants, in establishing the number of shares of Stock which may be issued under each Option or award of Restricted Stock or the number of Restricted Stock Units granted and in construing or interpreting the provisions of the Plan or any agreement or instrument entered into hereunder shall be final, conclusive and binding on all persons, including the Company, its subsidiaries and other entities in which the Company has a direct or indirect ownership interest, its shareholders, Participants and their estates and beneficiaries.
Section IV.
Shares Subject to the Plan
     The aggregate number of shares of Stock which may be issued under Options, awards of Restricted Stock or Restricted Stock Units granted under the Plan shall not exceed 10,500,000. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options, awards of Restricted Stock or Restricted Stock Units at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to the unexercised portion of such Option may again be subject to an award under the Plan. Should any shares of Restricted Stock be forfeited, such shares may not again be subject to an award under the Plan. Should any Restricted Stock Units be forfeited, the shares theretofore subject to such forfeited Restricted Stock Units may again be subject to an award under the Plan. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right (as defined in Section V), shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. The grant of a Restricted Stock award shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares of Restricted Stock granted. Issuance of Stock upon lapse of Forfeiture Restrictions on Restricted Stock Units shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Restricted Stock Units relate. The aggregate number of shares of Stock that may be issued under the Plan shall be subject to adjustment in the same manner as provided in Section VIII hereof with respect to shares of Stock subject to Options, awards of Restricted Stock or Restricted Stock Units then outstanding.
     Notwithstanding any provision in the Plan to the contrary, no more than 1,000,000 shares of Stock may be subject to Options granted under the Plan to any one individual during any five year period, no more than 500,000 shares of Restricted Stock may be granted under the Plan to any one individual during any five year period, and no more than 100,000 Restricted Stock Units may be granted under the Plan to any one individual during any five year period. The number of shares of Stock that may be issued to individuals as set forth in the preceding sentence shall be subject to adjustment in the same manner as provided in Section VIII hereof with respect to shares of Stock subject to Options, awards of Restricted Stock or Restricted Stock Units then outstanding. The limitations set forth in this paragraph shall be applied in a manner which will permit compensation generated under the Plan with respect to “covered employees” to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares of Stock, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Stock subject to Options that expire, are canceled or repriced or Restricted Stock or Restricted Stock Units that are forfeited.
     For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing sales price in United States dollars of the Stock reported on the New York Stock Exchange Composite Tape on that date; or, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.
Section V.
Options
     (a) Each Option shall be evidenced by a written agreement between the Company and the Participant (“Option Agreement”) which shall contain such terms and conditions as may be approved by the Committee, including, but not limited to, the number of shares of Stock that may be purchased under the Option and the price per share of Stock purchasable under the Option (“Option Price”). The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares of Stock under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares of Stock with respect to which the right to purchase is surrendered over the Option Price therefor (“Stock Appreciation Rights”), on such terms and conditions as the Committee in its sole discretion may prescribe. Moreover, an Option Agreement may provide for the payment of the Option Price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such Option Price, or by any other method of cashless exercise authorized by the Committee.
     (b) Each Option and all rights granted thereunder shall not be transferable other than (i) by will or the laws of descent and distribution, (ii) between a Participant and his or her former spouse, but only if such transfer is incident to a divorce under Section 1041(a) of the Code, or (iii) with the consent of the Committee.
     (c) The Option Price of Stock issued under each Option shall be determined by the Committee, but such Option Price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted.
     (d) Neither the Company nor the Committee may “reprice” an outstanding Option that has an Option Price greater than the then fair market value of Stock by canceling such Option and granting the affected Participant a new Option with a lower Option Price without the consent and approval of the Company’s shareholders. Adjustments to Options allowed under Section VIII shall not constitute “repricing” for purposes of this paragraph.
Section VI.
Restricted Stock
     (a) Each grant of Restricted Stock shall be evidenced by a written agreement between the Company and the Participant (“Restricted Stock Agreement”) which shall contain such terms and conditions as may be approved by the Committee. If the purchase of Restricted Stock is required by the Restricted Stock Agreement, a Participant who is granted Restricted Stock shall have rights with respect to such grant provided the Participant shall have accepted the grant within sixty (60) days (or such shorter date as the Committee may specify) following the date of the grant, by making payment to the Company by certified bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the grant and by executing and delivering to the Company a Restricted Stock Agreement in such form as the Committee shall determine.

     (b) Shares of Stock that are the subject of a grant of Restricted Stock shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals established by the Committee that are based on (1) the price of a share of Stock or of the equities of a subsidiary or business unit designated by the Committee, (2) the earnings per share of the Company or a subsidiary or business unit designated by the Committee, (3) the total shareholder value of the Company or a subsidiary or business unit designated by the Committee, (4) dividends or distributions of the Company or a subsidiary or business unit designated by the Committee, (5) the revenues of the Company or a subsidiary or business unit designated by the Committee, (6) debt/equity, interest coverage, or indebtedness/earnings before or after interest, taxes, depreciation and amortization ratios of the Company or a subsidiary or business unit designated by the Committee, (7) cash coverage ratio of the Company or a subsidiary or business unit designated by the Committee, (8) the net income (before or after taxes) of the Company or a subsidiary or business unit designated by the Committee, (9) the cash flow or cash flow return on investment of the Company or a subsidiary or business unit designated by the Committee, (10) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or a subsidiary or business unit designated by the Committee, (11) the economic value added of the Company or a subsidiary or business unit designated by the Committee, (12) the return on stockholders’ equity achieved by the Company or a subsidiary or business unit designated by the Committee, or (13) the payment of a bonus under the Company’s annual incentive plan as a result of the attainment of performance goals based on one or more of the business criteria set forth in (1) through (12) above, (ii) the Participant’s continued employment for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each grant of Restricted Stock may have different Forfeiture Restrictions, in the discretion of the Committee.
     The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Participant prior to the lapse of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in the Restricted Stock Agreement. The Restricted Stock Agreement may also include, without limitation, provisions relating to (i) tax matters (including provisions (A) covering any applicable employee wage withholding requirements and (B) prohibiting an election by the Participant under Code Section 83(b)), and (ii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.
     (c) Unless otherwise provided in his or her Restricted Stock Agreement, a Participant shall have the right to receive dividends with respect to Restricted Stock, to vote such Restricted Stock and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the Restricted Stock certificate until the Forfeiture Restrictions have lapsed, (ii) the Company shall retain custody of the Restricted Stock until the Forfeiture Restrictions have lapsed, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock until the Forfeiture Restrictions have lapsed, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock by the Participant. Unless otherwise provided in a Restricted Stock Agreement, dividends payable with respect to Restricted Stock will be paid to a Participant in cash on the day on which the corresponding dividend on shares of Stock is paid to shareholders, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which the corresponding dividend on shares of Stock is paid to shareholders. The Committee may provide in a Restricted Stock Agreement that payment of dividends with respect to Restricted Stock shall be subject to the attainment of one or more performance goals established by the Committee that are based on the criteria set forth in paragraph (b) above.
     (d) The Committee at any time may accelerate the time or conditions under which the Forfeiture Restrictions lapse; provided, however, except in the event of a Corporate Change (as set forth in Section VIII(c)), the Committee may not take such action with respect to Restricted Stock that has been granted to a “covered employee” if such Restricted Stock has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code, unless the performance goals with respect to such Restricted Stock have been attained. With respect to Restricted Stock granted to a “covered employee,” if the lapse of the Forfeiture Restrictions imposed upon such Restricted Stock, or the payment of dividends with respect to Restricted Stock, is conditioned in whole or in part on the attainment of performance goals, such Forfeiture Restrictions shall not lapse and such dividends shall not be paid unless and until the Committee certifies in writing that such performance goals and any other conditions on the lapse of Forfeiture Restrictions or payment of dividends have been satisfied.
Section VII.
Restricted Stock Units
     (a) Each Restricted Stock Unit shall correspond to one share of Stock. Each grant of Restricted Stock Units shall be evidenced by a written agreement between the Company and the Participant (“Restricted Stock Unit Agreement”) which shall contain such terms and conditions as may be approved by the Committee. Restricted Stock Units represent the right to receive shares of Stock, cash, or both (as determined by the Committee) upon satisfaction of such conditions as may be set forth in the applicable Restricted Stock Unit Agreement.
     (b) Restricted Stock Units shall be subject to an obligation of the Participant to forfeit and surrender the Restricted Stock Units to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion and set forth in the Restricted Stock Unit Agreement, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals established by the Committee that are based on (1) the price of a share of Stock or of the equities of a subsidiary or business unit designated by the Committee, (2) the earnings per share of the Company or a subsidiary or business unit designated by the Committee, (3) the total shareholder value of the Company or a subsidiary or business unit designated by the Committee, (4) dividends or distributions of the Company or a subsidiary or business unit designated by the Committee, (5) the revenues of the Company or a subsidiary or business unit designated by the Committee, (6) debt/equity, interest coverage, or indebtedness/earnings before or after interest, taxes, depreciation and amortization ratios of the Company or a subsidiary or business unit designated by the Committee, (7) cash coverage ratio of the Company or a subsidiary or business unit designated by the Committee, (8) the net income (before or after taxes) of the Company or a subsidiary or business unit designated by the Committee, (9) the cash flow or cash flow return on investment of the Company or a subsidiary or business unit designated by the Committee, (10) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or a subsidiary or business unit designated by the Committee, (11) the economic value added of the Company or a subsidiary or business unit designated by the Committee, (12) the return on stockholders’ equity achieved by the Company or a subsidiary or business unit designated by the Committee, or (13) the payment of a bonus under the Company’s annual incentive plan as a result of the attainment of performance goals based on one or more of the business criteria set forth in (1) through (12) above, (ii) the Participant’s continued employment for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each grant of Restricted Stock Units may have different Forfeiture Restrictions, in the discretion of the Committee. Notwithstanding anything herein to the contrary, a grant of Restricted Stock Units to a Participant who is subject to the Income Tax Act (Canada) shall provide that the Forfeiture Restrictions shall lapse no later than three (3) years following the end of the year in which the Restricted Stock Units are granted to such Participant, or such other time period as provided by the Income Tax Act (Canada).
     The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Units, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Participant prior to the lapse of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in the Restricted Stock Unit Agreement. The Restricted Stock Unit Agreement may also include, without limitation, provisions relating to (i) tax matters (including provisions covering any applicable employee wage withholding requirements), and (ii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.
     (c) Subject to the provisions of the Restricted Stock Unit Agreement, upon the lapse of Forfeiture Restrictions with respect to a Restricted Stock Unit, the Participant will be entitled to receive, without any payment to the Company (other than any required tax withholding amounts), an amount (the “RSU Value”) equal to the product of (i) the number of Restricted Stock Units with respect to which the Forfeiture Restrictions lapse, multiplied by (ii) the fair market value per share of Stock on the date the Forfeiture Restrictions lapse.
     Payment of the RSU Value to the Participant shall be made in (i) shares of Stock, valued at the fair market value on the date the Forfeiture Restrictions lapse, (ii) cash, or (iii) a combination thereof as provided in the Restricted Stock Unit Agreement. The payment of the RSU Value shall be made as soon as administratively feasible following the lapse of the Forfeiture Restrictions, but in no event later than March 15 of the calendar year immediately following the calendar year in which the Forfeiture Restrictions lapse.
     (d) The Committee may provide in a Restricted Stock Unit Agreement that the Participant shall be entitled to receive dividend equivalents. Unless otherwise provided in the Restricted Stock Unit Agreement, such dividend equivalents will be paid to the Participant in cash on the day on which the corresponding dividend on shares of Stock is distributed to shareholders, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which the corresponding dividend on shares of Stock is paid to shareholders. The Committee may provide in a Restricted Stock Unit Agreement that payment of dividend equivalents with respect to Restricted Stock Units shall be subject to the attainment of one or more performance goals established by the Committee that are based on the criteria set forth in paragraph (b) above.
     (e) The Committee at any time may accelerate the time or conditions under which the Forfeiture Restrictions lapse; provided, however, except in the event of a Corporate Change (as set forth in Section VIII(c)), the Committee may not take such action with respect to Restricted Stock Units that have been granted to a “covered employee” if such Restricted Stock Units have been designed to meet the exception for performance-based compensation under Section 162(m) of the Code. With respect to Restricted Stock Units granted to a “covered employee,” if the lapse of the Forfeiture Restrictions imposed upon such Restricted Stock Units, or the payment of dividend equivalents with respect to Restricted Stock Units, is conditioned in whole or in part on the attainment of performance goals, such Forfeiture Restrictions shall not lapse and such dividend equivalents shall not be paid unless and until the Committee certifies in writing that such performance goals and any other conditions on the lapse of Forfeiture Restrictions or payment of dividend equivalents have been satisfied.
     (f) Except as provided in the applicable Restricted Stock Unit Agreement, Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered. Except as provided in the applicable Restricted Stock Unit Agreement, a Participant shall have with respect to such Restricted Stock Units none of the rights of a holder of Stock unless and until shares of Stock are actually delivered in satisfaction of such Restricted Stock Units.
     (g) Any payment of cash with respect to a Restricted Stock Unit to a Participant who does not reside in the United States shall be calculated in United States dollars pursuant to Subparagraph (c) above, and shall be paid in the currency of the country of the Participant’s residence, based on the foreign exchange rate between United States dollars and such other currency as published by The WM Company on the Reuters News Service page WMRSPOT01 at 4:00 p.m. London time (11:00 a.m. New York time), or any successor published currency exchange rates, as of the date on which the Forfeiture Restrictions lapse or, in the case of dividend equivalents, the date on which the cash dividends on Stock become payable; provided that, if the above-referenced published exchange rates and successor published exchanged rates are no longer available, then another widely published source for currency exchange rates that the Committee determines appropriate shall be used.
Section VIII.
Recapitalization or Reorganization
     (a) The existence of the Plan and the Options, Restricted Stock and Restricted Stock Units granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
     (b) In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of share or other securities of the Company or of another entity by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, the Committee shall make such corresponding adjustment, if any, as is appropriate, adjusting the number and kind of shares which may be granted under the Plan, the maximum number and kind of shares which may be granted to any one eligible Participant, and the number, the Option Price, and the kind of shares or property subject to each outstanding Option, Restricted Stock and Restricted Stock Unit award. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.
     (c) If (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, (ii) during any period of two consecutive years (not including any period prior to the Effective Date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i), (iii) or (iv) of this Section VIII(c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority thereof, (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger in which the Company is the surviving entity but no “person” (as defined above) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect) (each such event described in clauses (i), (ii), (iii) and (iv) is referred to herein as a “Corporate Change”), no later than (A) ten days after the approval by the shareholders of the Company of such merger or consolidation, plan of complete liquidation, or sale or disposition of assets or (B) thirty days after a change of control of the type described in clause (i) or (ii), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Participants and which may vary among Options held by any individual Participant: (I) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (II) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Option over the Option Price(s) under such Options for such shares, (III) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (IV) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of Stock or other securities or property (including, without limitation, cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Participant had been the holder of record of the number of shares of Stock then covered by such Option. Upon the occurrence of a Corporate Change, the Committee, within the time limits set forth above for actions with respect to Options after a Corporate Change, may take any action with respect to outstanding Restricted Stock and Restricted Stock Units that it deems appropriate, including but not limited to causing the Forfeiture Restrictions to lapse, which action may vary among Restricted Stock and Restricted Stock Units granted to individual Participants.
     (d) For the purposes of clause (II) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consolidation offered which is other than cash.
     (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options, Restricted Stock or Restricted Stock Units theretofore granted or the Option Price per share.
Section IX.
History of Plan
     This Plan was originally effective on October 8, 1999 (the “Effective Date”) and was amended and restated, effective January 20, 2000, further amended and restated, effective January 17, 2001, and further amended and restated effective May 11, 2004. This Plan, as further amended and restated, shall be effective on January 18, 2006, subject to the approval of such amendment and restatement by the Company’s stockholders at the 2006 annual meeting. If the amendment and restatement of the Plan set forth herein is not so approved by the Company’s stockholders at the 2006 annual meeting, (a) the amendment and restatement shall not be effective, (b) the Plan, as in effect immediately prior to January 18, 2006, shall remain in full force and effect, and (c) any grants of Options, Restricted Stock or Restricted Stock Units made on or after January 18, 2006 that could not have been made under the Plan, as in effect immediately prior to January 18, 2006, shall immediately expire and be of no force and effect.
Section X.
Amendment or Termination
     The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options, Restricted Stock or Restricted Stock Units have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that (a) no change in any Option, Restricted Stock or Restricted Stock Units theretofore granted may be made which would impair the rights of the Participant under such award without the consent of such Participant; (b) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3; and (c) no such action of the Board shall be taken without approval of the Company’s shareholders if such approval is required to comply with Rule 16b-3, any rule promulgated by the New York Stock Exchange, Section 162(m) of the Code or any successor provisions, or any other applicable laws, rules or regulations.
Section XI.
Securities Laws
     (a) The Company shall not be obligated to issue any Stock pursuant to any Option, Restricted Stock or Restricted Stock Units granted under the Plan at any time when the offering, issuance or sale of the shares covered by such Option, Restricted Stock or Restricted Stock Units have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.
     (b) Notwithstanding anything to the contrary expressed in the Plan, any provisions that vary from or conflict with any applicable federal or state securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws. Without limiting the generality of the foregoing, it is the intention of the Company that the Plan shall comply in all respects with Rule 16b-3, and if any Plan provision, Option, Restricted Stock or Restricted Stock Units award is later found not to be in compliance with Section 16 of the 1934 Act, the provision, Option, Restricted Stock or Restricted Stock Units shall be construed or deemed amended to conform to Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers subject to Section 16 of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other Participants.
Section XII.
Miscellaneous
     (a) Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an employee any right to be granted an Option, Restricted Stock or Restricted Stock Units or any other rights hereunder except as may be evidenced by an Option Agreement, a Restricted Stock Agreement or a Restricted Stock Unit Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded.
     (b) Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company, an Affiliate or an entity in which the Company has a direct or indirect ownership interest (collectively, “Employer”) or (ii) interfere in any way with the right of the Employer to terminate his or her employment at any time.
     (c) Nothing contained in the Plan shall be construed to prevent the Company, an Affiliate or an entity in which the Company has a direct or indirect ownership interest from taking any corporate action that is deemed by the Company or such entity to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option, Restricted Stock or Restricted Stock Units granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or such entity as a result of any such action.
     (d) Any Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement or related document may be executed by facsimile signature. If any officer who shall have signed or whose facsimile signature shall have been placed upon any such Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement or related document shall have ceased to be such officer before the related Option, Restricted Stock or Restricted Stock Units award is granted by the Company, such Option, Restricted Stock or Restricted Stock Units may nevertheless be issued by the Company with the same effect as if such person were such officer at the date of grant.
     (e) This Plan shall be construed in accordance with the laws of the State of Texas.
     (f) If the Company is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options, Restricted Stock and Restricted Stock Units granted hereunder to “covered employees” shall constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) of the Code as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m) of the Code; provided that no such construction or amendment shall have an adverse effect on the economic value to a Participant with respect to any Option, Restricted Stock or Restricted Stock Units previously granted hereunder. Notwithstanding the foregoing, nothing in this Plan shall prohibit the Committee from taking any of the actions allowed under Section VIII with respect to Options, Restricted Stock or Restricted Stock Units upon the occurrence of a Corporate Change. With respect to any Restricted Stock or Restricted Stock Units granted to a “covered employee,” if the lapsing of the Forfeiture Restrictions of such Restricted Stock or Restricted Stock Units, or the payment of dividends or dividend equivalents, is contingent on the satisfaction of performance goals, (i) such performance goals shall be established in writing by the Committee not later than ninety (90) days after the commencement of the period of service to which the performance goals relate; provided, however, that the performance goals must be established before twenty-five percent (25%) of such period of service has elapsed, and (ii) the Forfeiture Restrictions shall not lapse, and the dividends or dividend equivalents shall not be paid, unless the shareholder approval requirements under Treasury Regulation § 1.162-27(e)(4) have been satisfied. The performance goals shall comply with the requirements of Treasury Regulation § 1.162-27(e)(2).
     (g) The expenses of administering the Plan shall be borne entirely by the Company.

     (h) No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board or the Committee be liable for any Option Agreement, Restricted Stock Agreement or Restricted Stock Unit Agreement issued pursuant to this Plan or any grants under them. Each member of the Board and the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his or her action constitutes gross negligence or willful misconduct.
     (i) Neither the adoption and maintenance of the Plan or any Option Agreement, Restricted Stock Agreement or Restricted Stock Unit Agreement, nor anything contained herein shall, with respect to any Participant, be deemed to (i) limit the right of the Employer to discharge or discipline any such person, or otherwise terminate or modify the terms of his or her employment, or (ii) create any contract or other right or interest under the Plan other than as specifically provided in the Plan or an Option Agreement, Restricted Stock Agreement or Restricted Stock Unit Agreement.
     (j) This Plan shall be binding upon the successors of the Company.
     (k) Each Participant shall, no later than the date as of which an amount relating to a grant under this Plan first becomes includable in the gross income of the Participant for applicable federal, state, provincial or local income tax purposes, pay to the Company or other entity which has a withholding obligation with respect to the Participant, or make arrangements satisfactory to the Committee regarding payment of any federal, state, provincial or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through any arrangement satisfactory to the Committee. The Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
     (l) In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as though the illegal or invalid provision had not been included.
     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by the Board, Kinder Morgan, Inc. has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this ___day of January, 2006.

KINDER MORGAN, INC.
By:

Name:

Title:

APPENDIX B
KINDER MORGAN, INC.
FOREIGN SUBSIDIARY EMPLOYEES STOCK PURCHASE PLAN
     1. Purpose. The purpose of this Kinder Morgan, Inc. Foreign Subsidiary Employees Stock Purchase Plan (the “Plan”) is to encourage and enable eligible employees of selected foreign subsidiaries of Kinder Morgan, Inc. (the “Company”) to acquire proprietary interests in the Company through the ownership of Common Stock, in order to establish a closer identification of their interests with those of the Company by providing them with another and more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating employees to remain in the employ of and to give greater effort on behalf of their employers. It is not the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”).
     2. Definitions. Unless the context clearly requires a different meaning, the following words or terms, when used herein, shall have the following respective meanings:
(a)	“Account” shall mean the separate book entry account(s) which the Plan Administrator shall maintain for each Participant under the Plan.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Closing Price” on a particular date shall mean and refer to the closing price of the Stock on the New York Stock Exchange, Inc. composite tape on such date, or if no such prices are reported on that date, on the preceding day on which such prices of the Stock are so reported. If the Stock is not listed on the New York Stock Exchange at the time a determination of its Closing Price is requested to be made hereunder, then the determination of Closing Price shall be made by the ESPP Committee in such a manner as its deems appropriate.

(d)	“Company” shall mean Kinder Morgan, Inc., a Kansas corporation, and its successors.

(e)	“Date of Purchase” shall mean the last trading day of the Purchase Period, or such other date as specified in Paragraph 17 herein, on which date shares of Stock relating to Options for such Purchase Period shall be purchased.

(f)	“Effective Date” shall mean April 1, 2006, provided that the Plan is approved by the shareholders of the Company at the 2006 annual shareholders meeting.

(g)	“Election to Purchase Shares” shall mean a statement signed by an Eligible Employee on a form provided by the Plan Supervisor indicating the employee elects to purchase and authorizing a payroll deduction for the purchase of as many Shares of stock as the amount of his accrued payroll deductions at the end of any Offering can purchase.

(h)	“Eligible Employee” or “Employee” shall mean and refer to all persons regularly employed by a Participating Subsidiary; provided however, that “Employee” or “Eligible Employee” shall not include:
(1)	an individual whose customary employment is for twenty hours or less per week;

(2)	an employee who is included in a unit of employees covered by a collective bargaining agreement, unless such agreement expressly provides for coverage under this Plan; or

(3)	an individual who would, after an Offering under this Plan, own or be deemed to own, or hold options to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries.
(i)	“Enrollment Date” shall mean the first day of each Purchase Period.

(j)	“ESPP Committee” shall mean and refer to the committee appointed by the Board to interpret and oversee the administration of this Plan.

(k)	“Option” or “Options” shall mean and refer to the right or rights granted to Eligible Employees to purchase the Company’s Common Stock under an Offering made under this Plan.

(l)	“Participant” is an Employee who is eligible to be and becomes a Participant in an Offering in accordance with the provisions of Paragraph 7 herein.

(m)	“Participating Subsidiary” shall mean a Subsidiary that has been designated by the Board to participate in this Plan.

(n)	“Plan” shall mean and refer to this Kinder Morgan, Inc. Foreign Subsidiary Employees Stock Purchase Plan, as it may be amended from time to time.

(o)	“Plan Administrator” shall mean and refer to the Plan Administrator appointed by the Board to administer this Plan.

(p)	“Plan Year” shall mean the period beginning on each January 1 and ending on the following December 31.

(q)	“Plan Supervisor” shall mean and refer to the person(s) designated pursuant to Paragraph 4 herein to assist Employees and/or Participants in Plan matters.

(r)	“Purchase Period” or “Offering” shall mean and refer to a three month period beginning on each January 1, April 1, July 1 and October 1.

(s)	“Rule 16b-3” shall mean Rule 16b-3, as currently in effect or as hereinafter modified or amended, promulgated under the Securities Exchange Act of 1934.

(t)	“Shares,” “Stock” or “Common Stock” shall mean and refer to shares of common stock of the Company, par value $5.00.

(u)	“Subscription/Enrollment Deadline” shall mean, for each Purchase Period, the date which is two weeks prior to an Eligible Employee’s first payday during such Purchase Period. Notwithstanding the foregoing, a newly-hired Employee shall have an initial Subscription/Enrollment Deadline, which shall be the date which is 30 days after such Employee’s date of hire. Thereafter, such newly-hired Employee shall be subject to the Subscription/Enrollment Deadline described in the first sentence of this paragraph. Elections to Purchase Shares during each Purchase Period must be received no later than the applicable Subscription/Enrollment Deadline, as provided in Paragraph 7.(a) and 7.(b) herein. Notwithstanding the preceding sentence, the ESPP Committee, in its discretion, may allow Employees to file an Election to Purchase Shares after a Subscription/Enrollment Deadline for a particular Purchase Period, to be effective as of the first payroll period beginning after the Election to Purchase Shares is filed. Such discretion, if exercised, must be applied to all Employees for such Purchase Period.

(v)	“Subsidiary” means an entity in which the Company has a direct or indirect ownership interest.

     3. Number of Shares Under the Plan. A total of 1,000,000 Shares of Common Stock may be sold to Eligible Employees under this Plan. These may be new issue Shares or may be Shares reacquired by the Company, both at the sole option of the Company. Such Shares may be sold pursuant to one or more Offerings under the Plan. The aggregate number of Shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph 17 herein with respect to Shares subject to Options then outstanding.
     4. Administration of the Plan. This Plan shall be administered by a Plan Administrator appointed from time to time by the Board. The Plan Administrator is vested with full authority to administer the Plan. The ESPP Committee is vested with full authority to interpret this Plan, to make, interpret, amend and rescind such rules and regulations regarding this Plan as it may deem advisable, and equitable, including rules and regulations in respect of participation of employees on statutory leave, and to make all other determinations deemed necessary or advisable for the operation of this Plan. The ESPP Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive.
     To aid in fulfilling its responsibilities, the ESPP Committee may appoint one or more Plan Supervisors and the ESPP Committee may allocate to each person so appointed certain limited responsibilities to carry out the directives of the ESPP Committee in all phases of the operation of the Plan. Specifically, the ESPP Committee may delegate to such agent or agents any of its responsibilities under the Plan except its responsibilities to establish the maximum and minimum dollar amounts to be paid by any single Eligible Employee for the purchase of Stock during any Offering, allocations of available Stock, and its authority to construe and interpret the provisions of the Plan.
     All actions taken by the Plan Administrator, and all actions taken, and all interpretations and determinations made by the ESPP Committee and the Plan Supervisor in good faith (including determinations of fair market value) shall be final and binding upon Eligible Employees, Participants, the Company and all other interested persons. Neither the Plan Administrator nor any member of the ESPP Committee nor the Plan Supervisor shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the ESPP Committee and the Plan Supervisor shall be fully protected by the Company with respect to any such action, determination or interpretation.
     The ESPP Committee may act by a majority vote at a regular or special meeting of the ESPP Committee or by decision reduced to writing and signed by a majority of the ESPP Committee without holding a formal meeting.
     Vacancies in the membership of the ESPP Committee arising from death, resignation or other inability to serve shall be filled by appointment by the Board.
     The Company will pay all expenses incident to establishing and administering the Plan and purchasing or issuing Shares, except the costs associated with the issuance of Share certificates.
     5. Offering Periods. The Plan will be implemented by quarterly Offerings. Unless the Board by resolution determines otherwise, each Offering shall commence on each January 1, April 1, July 1 and October 1, and shall continue through the last trading day of the corresponding calendar quarter, or as provided in Paragraph 17 herein. Only one Offering may be in effect at any one time. Participation in any Offering under the Plan shall neither limit nor require participation in any other Offering. In no event shall an Option be exercised after the expiration of five years from the date the Option is granted. The first Offering shall commence on the Effective Date. Although it is presently contemplated that Offerings will be made under the Plan each year when Shares are available, the Company shall not be obligated to any Employee, Participant or other person whatsoever to make any Offering under the Plan, or having made any Offering or Offerings, to make any further Offering or Offerings under the Plan.
     6. Number of Shares Which May be Purchased. Each Eligible Employee shall be granted an Option to purchase as many shares of Stock as the amount of his accrued payroll deductions at the end of any Offering can purchase, not to exceed the number of Shares determined by dividing the total sum of his authorized payroll deductions for the Purchase Period by the Option price per Share (as set forth in Paragraph 8); provided, no Employee may be granted an Option to purchase Shares which permits his rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds in any one calendar year $25,000 (United States) of the fair market value of the stock determined as of the date the Option to purchase is granted. Notwithstanding the foregoing, subject to the limits set forth in this paragraph, the Board may set in any Offering a maximum number of Shares for which a Participant may be granted an Option.
     In the event the total number of Shares included in all Elections to Purchase Shares under any Offering of Shares made under the Plan exceeds the available Shares, the ESPP Committee reserves the right to allocate the number of Shares which Participants may purchase in such manner as it deems fair and equitable, and notify each Participant of such allocation.
     All shares included in any Offering under this Plan which are not issued shall be available for inclusion in any subsequent Offering under this Plan.
     7. Participation in the Plan; Payroll Deductions.
(a)	An Eligible Employee may become a Participant by completing an Election to Purchase Shares and filing it with the Plan Supervisor no later than the Subscription/Enrollment Deadline. No Election to Purchase Shares will be accepted from an individual who is not an Eligible Employee on the Subscription/Enrollment Deadline. Once an Employee has enrolled in the Plan, he will remain a Participant and will participate in subsequent Offerings until: (i) he suspends his payroll deductions, or (ii) he ceases to be an Eligible Employee. A Participant who has suspended his payroll deductions will not participate in subsequent Offerings until he re-enrolls in the Plan in accordance with this Paragraph.

(b)	If a newly hired Eligible Employee completes an Election to Purchase Shares and files it with the Plan Supervisor no later than his initial Subscription/Enrollment Deadline, such Employee shall be a Participant as of the first payroll period beginning after the date he files his Election to Purchase Shares. Otherwise, such Employee may not become a Participant until the next Purchase Period after his initial Subscription/Election Deadline, provided he files an Election to Purchase Shares no later than the Subscription/Election Deadline for such Purchase Period.

(c)	Payroll deductions for a Participant shall be made through the end of a Purchase Period unless sooner suspended or terminated as provided in Paragraphs 14, 16 or 17 herein. Payroll deductions shall be specified in dollar amounts up to a maximum of $23,750 (United States) per Plan Year. Such deductions shall be in uniform amounts in conformity with the Employee’s payroll deduction schedule. There shall be no rights of prepayment.

(d)	At the end of each Purchase Period, accrued payroll deductions made for each Participant will be applied to the purchase of shares of Common Stock, including fractional shares, at the Option price determined under Paragraph 8 herein. In no event shall any right to purchase Common Stock under the Plan be exercised for more than the available number of Shares, and, after the available Shares have been purchased, any remaining balance of any amount previously collected from the Participant shall be refunded.
     8. Option Price. Except as otherwise provided herein, the Option price per Share shall be 95% of the Closing Price on the Date of Purchase (“Purchase Date Price”); provided that the Option price will in no event be less than the par value per Share. The Option price shall be determined in United States dollars, and shall be converted into the currency of the country of the appropriate Participating Subsidiary, based on the foreign exchange rate between United States dollars and such other currency as published by The WM Company on the Reuters News Service page WMRSPOT01 at 4:00 p.m. London time (11:00 a.m. New York time), or any successor published currency exchange rates, as of the Date of Purchase; provided that, if the above-referenced published exchange rates and successor published exchanged rates are no longer available, then another widely published source for currency exchange rates that the ESPP Committee determines appropriate shall be used.
     9. Interest on Payments. No interest shall accrue or be paid on sums withheld from a Participant’s pay for purchase of Shares.

     10. Rights as Shareholder. A Participant will not become a shareholder, and will have no rights as a shareholder, with respect to Shares being purchased under this Plan until after Shares are purchased and an entry of the book Shares in the Participant’s name is made by the Plan Administrator in the Participant’s Account. Subject to Paragraph 12, a certificate for the Shares purchased will be issued to a Participant upon his request providing the Participant shall be required to pay all costs associated with the issuance of any certificates.
     11. Option to Purchase Shares Not Transferable. A Participant’s Option may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution, and is exercisable during his lifetime only by him. If this provision is violated, the right of the Participant to purchase Shares shall terminate and the only right remaining to such Participant under the Plan will be to have paid over to the person entitled thereto the amount of accrued payroll deductions then credited to such Participant.
     12. Transfer of Shares to Employee After Purchase Period. Unless an Election to Purchase Shares is suspended or canceled as provided herein or by operation of law prior to the close of business on the last trading day of the Purchase Period, the Participant’s Option will be automatically exercised for him at such time and shall be reflected in the Participant’s Account. At any time after the expiration of 180 days after the last trading day of the Purchase Period, a Participant or former Participant may request, by notice delivered to the Plan Administrator in the manner prescribed by the Plan Administrator, that the Shares be issued in the name of the Participant as it appears on the records maintained by the Plan Administrator. The Participant may direct by notice delivered to the Plan Administrator that such Shares be issued in the names of the Participant and one such other person as may be designed by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law. Upon the issuance of Shares pursuant to a Participant’s request in accordance with this paragraph, such Shares shall be removed from the Participant’s Account.
     13. Dividend Reinvestment. On each date that a dividend is paid on Shares, the Company will pay to the Plan Administrator the total amount of dividends payable on each Participant’s and former Participant’s Shares in his Account, and the Plan Administrator shall use that amount for the purchase of Shares in the open market. The price of Shares purchased will be the weighted average price of all Shares purchased by the Plan Administrator for each aggregate order placed by the Plan Administrator. Purchases will be made as soon as possible after the applicable dividend payment date, but no more than five (5) days after such date. The Shares (and fractional Shares) purchased on behalf of each Participant or former Participant shall be allocated to his Account as soon as administratively practicable after the date on which the Plan Administrator has purchased sufficient Shares to cover purchases for all Participants and former Participants. If purchases occur at different prices, the purchase price per Share to all Participants will be based upon the average of the prices of all Shares purchased.
     A Participant or former Participant may request, by notice delivered to the Plan Administrator in the method prescribed by the Plan Administrator, that dividends payable on Shares in his Account be paid in cash rather than reinvested in accordance with this Paragraph 13. If a Participant or former Participant makes such a request, dividends on Shares in his Account will continue to be paid in cash until the Participant or former Participant requests, by notice delivered to the Plan Administrator in the method prescribed by the Plan Administrator, that dividends payable on Shares in his Account be reinvested in Shares.
     14. Change or Suspension of Payroll Deductions. A Participant may, at any time during a Purchase Period, increase or decrease the amount of his payroll deductions to be paid for shares of Common Stock under his Election to Purchase Shares but not to an amount greater than the maximum dollar amount determined under Paragraph 7.(c) herein, by filing a written notification with the Plan Supervisor. Such change shall be prospective only and effective as soon as practicable.
     A Participant may suspend his payroll deduction without withdrawing from the Offering at any time during the Purchase Period by filing the prescribed form with the Plan Supervisor. Such change shall be prospective only and effective as soon as practicable. Once suspended, payroll deductions may not be resumed during the remainder of the Purchase Period. All amounts received to the date of suspension will be applied to the purchase of Stock on the Date of Purchase. A Participant who has suspended his payroll deductions will not participate in subsequent Offerings until he re-enrolls in the Plan in accordance with Paragraph 7.
     15. Purchase Period Limitation. In no event shall a Participant be permitted to complete payment for Shares after the expiration of the Purchase Period pertaining to the Option.

     16. Termination of Employment. If, prior to the last trading day of a Purchase Period, a Participant ceases to be actively employed by a Participating Subsidiary for any reason (including death, retirement, involuntary termination, with or without cause or because the Participant commences a long-term leave of absence from his employment), his Election to Purchase Shares shall be deemed to have been canceled.
     For a Participant who ceases to be actively employed due to death or because the Participant commences a long-term leave of absence, other than a statutory leave, the Participant’s or his legal representative’s only right will be to elect to either receive in cash the total amount of accrued payroll deductions during the Purchase Period to the date the Participant ceases to be actively employed or to have the total amount of acquired payroll deductions during the Purchase Period to the date the Participant ceases to be actively employed applied to the purchase of Common Stock on the Date of Purchase. If a Participant commences a statutory leave of absence pursuant to which employment is deemed continuous and/or a Participant is entitled to elect to continue to participate in the Plan, provided the Participant makes arrangements with the applicable Participating Subsidiary or the Plan Administrator to pay the requisite amounts that would, but for the statutory leave, be paid under the Plan through the Participant’s payroll deductions, and subject to any applicable rules or regulations established by the Plan Administrator, then the Participant may continue to participate in the Plan.
     17. Changes in Capitalization.
(a)	The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the Company’s shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)	The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the Option price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the Option price per Share shall be proportionately increased.

(c)	If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted, the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, (ii) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i), (iii) or (iv) of this Paragraph 17.(c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason other than normal retirement, death or disability to constitute at least a majority thereof, (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities for the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger in which the Company is the surviving entity but no “person” (as defined above) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect) (each such event described in clauses (i), (ii), (iii) and (iv) is referred to herein as a “Corporate Change”), then effective as of a date (selected by the Board) within (a) ten days after the approval by the shareholders of the Company of such merger or consolidation, plan of complete liquidation, or sale or disposition of assets, or (b) thirty days after a Corporate Change of the type described in clause (i) or (iii), the Board, acting in its sole discretion without the consent or approval of any optionee, shall effect one of the following alternatives: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified Date of Purchase (before or after such Corporate Change) fixed by the Board, after which specified Date of Purchase all unexercised Options shall be canceled, (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding Options held by such optionees as of a date, before or after such Corporate Change, specified by the Board, in which event such Options will be canceled and each such optionee will be paid an amount of cash per Share equal to the excess of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the Shares subject to such Option over the Option price of such Options for such Shares, (3) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the optionee had been the holder of record of the number of shares of Stock as to which such Option is then applicable.

(d)	For the purposes of clause (2) in Subparagraph 17.(c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the price per Share offered to shareholders in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per Share offered to shareholders in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the Closing Price as of the date determined by the Board to be the date of cancellation and surrender of such Options, which date shall also be deemed to be the Date of Purchase of such Options for purposes of determining the Purchase Date Price. In the event that the consideration offered to shareholders in any transaction described in this Subparagraph 17.(d) or Subparagraph 17.(c) above consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)	Any adjustment provided for in Subparagraphs 17.(b) or 17.(c) above shall be subject to any required shareholder action.

(f)	Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the Option price per Share.
     18. Option Agreements. Each Option may be evidenced by a separate option agreement containing such terms and conditions, consistent with this Plan, as may be approved by the ESPP Committee. The terms and conditions of the respective option agreements need not be identical.
     19. Application of Funds.
(a)	The Company or Participating Subsidiary will maintain payroll deduction records for each Eligible Employee who elects pursuant to the provisions of Paragraph 7 herein to participate in an Offering under the Plan on which all payroll deductions attributable to that Participant with respect to a Purchase Period will be credited.

(b)	Amounts thus credited will be under the control of the Company, may be maintained or controlled as a single fund or account, and may be used for any corporate purpose. Amounts credited for employees of Participating Subsidiaries will be remitted to the Company from time to time.

(c)	In the event that any law or regulation, in the opinion of counsel for the Company, may prohibit the handling or use of all or any part of the funds in the manner contemplated by the Plan, the Company may deal with such funds in any lawful manner it may deem advisable, including the deposit of any such funds in a bank account(s) opened for Participants.
     20. Shareholder Approval; Governmental Approvals or Consents; Amendments or Termination. The Plan shall be effective upon the Effective Date, provided that the Plan is approved by the shareholders of the Company at the 2006 annual shareholders meeting. If the shareholders of the Company do not approve the Plan at such meeting, all payroll deductions contributed to the Plan by Participants shall be refunded. This Plan and any offering and sales to Employees and Participants under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Except as otherwise provided herein, the Board may terminate or make such changes in the Plan and include such terms in any Offering under this Plan as may be necessary to desirable, in the opinion of the Company’s counsel, to comply with the rules or regulations of any governmental authority or any national securities exchange, or to be eligible for tax benefits under the Code or the laws of any state or country, or for any other reason. Notwithstanding the foregoing, no termination or amendment may make any change in an Option theretofore granted which would adversely affect the rights of any Participant without such Participant’s consent. The Board may not make any amendment which would require the approval of the Company’s shareholders to comply with Rule 16b-3, any rule promulgated by the New York Stock Exchange, or any other applicable laws, without approval of the shareholders of the Company.
     21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Supervisor in the form specified by the ESPP Committee.

     22. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.
     23. Headings. Headings at the beginning of paragraphs are for the convenience of reference, shall not be construed as a part of the Plan, and shall not influence its construction.
     24. Employment Not Guaranteed. Nothing contained in this Plan or any modification or amendment to the Plan, or the granting or exercise of any Option, or the payment of any other benefit hereunder, shall give any Employee, Participant or any beneficiary of an Employee or Participant any right to continue employment, any legal or equitable right against the Company or any of its Subsidiaries, its directors, officers, employees or agents, the ESPP Committee, the Plan Supervisor or any other persons, except as expressly provided by the Plan or by separate option agreements.
     25. Governing Law. This Plan and all option agreements entered into under the Plan shall be construed in accordance with and shall be governed by the laws of the State of Texas, except as provided by the Code.
     26. Severability. The provisions of this Plan shall be severable. If any provision is found to be unenforceable, the balance of the Plan shall remain in effect.
     IN WITNESS WHEREOF, the Company has executed this Plan to be effective on April 1, 2006.

COMPANY:

KINDER MORGAN, INC.

Name:

Title:

APPENDIX C
FIRST AMENDMENT
TO THE KINDER MORGAN, INC. EMPLOYEES STOCK PURCHASE PLAN
(Amended and Restated as of January 1, 2005)
W I T N E S S E T H:
     WHEREAS, Kinder Morgan, Inc. (the “Employer”) maintains the Kinder Morgan, Inc. Employees Stock Purchase Plan (Amended and Restated as of January 1, 2005) (the “Plan”); and
     WHEREAS, the Employer, pursuant to Section 27 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.
     NOW, THEREFORE, in order to make certain changes desired by the Employer, the Plan is hereby amended in the following manner:
1.	Effective as of the date hereof, Section 2(g) is hereby amended in its entirety to read as follows:
(g)	“Eligible Employee” or “Employee” shall mean and refer to all persons regularly employed by the Company or one of its Subsidiaries designated from time to time by the Board; provided, however, the Plan shall neither permit nor deny participation in the Plan contrary to requirements of the Code; provided further, persons whose customary employment is for twenty hours or less per week shall not be an “Employee” or an “Eligible Employee” as those terms are used herein.
     IN WITNESS WHEREOF, the Employer has executed this First Amendment to the Plan on this ___ day of                     , 2006.

Kinder Morgan, Inc.

By:

Name:

Title:

C-1

Kinder Morgan, Inc.

Annual Meeting Proxy Card	123456	C0123456789	12345

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 — Richard D. Kinder	☐	☐
02 — Edward H. Austin, Jr.	☐	☐
03 — William J. Hybl	☐	☐
04 — Ted A. Gardner	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposals

		For	Against	Abstain

2.	Board proposal to amend and restate our Amended and Restated 1999 Stock Plan.	☐	☐	☐

3.	Board proposal to approve our Foreign Subsidiary Employee Stock Purchase Plan.	☐	☐	☐

4.	Board proposal to amend our Employees Stock Purchase Plan.	☐	☐	☐

5.	Board proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006.	☐	☐	☐

☐	Mark this box with an X if you plan to attend the Annual Meeting.

☐	Mark this box with an X if your address has changed and print the new address below.

☐	Mark this box with an X if you have made comments below.

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box
Signature 2 — Please keep signature within the box
Date (mm/dd/yyyy)

Proxy – Kinder Morgan, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
KINDER MORGAN, INC.
The undersigned, whose signature appears on the reverse, hereby appoints RICHARD D. KINDER and JOSEPH LISTENGART and each of them, proxies with full power of substitution for and in the name of the undersigned to vote all the shares of Common Stock of KINDER MORGAN, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 9, 2006, and at any and all adjournments thereof, on all matters that may properly come before the meeting. Your shares will be voted as directed on this card. If signed and no direction is given for any item, it will be voted in favor of items 1, 2, 3, 4 and 5. The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments thereof. To vote by telephone or Internet, please see below. To vote by mail, please sign and date this card on the reverse side, and mail promptly in the enclosed postage-paid envelope. If you have any comments or a change of address, mark the appropriate box on the reverse side.
YOUR VOTE IS IMPORTANT. BY RETURNING YOUR VOTING INSTRUCTIONS PROMPTLY, YOU CAN AVOID THE INCONVENIENCE OF RECEIVING FOLLOW-UP MAILINGS PLUS HELP THE COMPANY AVOID ADDITIONAL EXPENSES.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 8, 2006.
THANK YOU FOR VOTING